                                  GROUND LEASE


                                     BETWEEN


                          HARRAH'S MARYLAND HEIGHTS LLC


                                       and


                             RIVERSIDE JOINT VENTURE

                                TABLE OF CONTENTS


1.       LEASE OF PREMISES................................................. 1

2.       GENERAL DEFINITIONS............................................... 2
         2.1      Accounting Principles.................................... 2
         2.2      Additional Rent.......................................... 2
         2.3      Business Day............................................. 2
         2.4      Casualty................................................. 2
         2.5      City..................................................... 2
         2.6      Commencement Date........................................ 2
         2.7      Commencement Date (Percentage Rent)...................... 2
         2.8      Condemnation............................................. 2
         2.9      Consumer Price Index..................................... 2
         2.10     County................................................... 2
         2.11     Default.................................................. 2
         2.12     Depository............................................... 3
         2.13     Environmental Law........................................ 3
         2.14     Estoppel Certificate..................................... 3
         2.15     Fee Estate............................................... 3
         2.16     Fee Mortgage............................................. 3
         2.17     Fee Mortgagee............................................ 3
         2.18     Fiscal Month............................................. 3
         2.19     Fiscal Year.............................................. 3
         2.20     Fixed Rent............................................... 3
         2.21     Gambling or Gambling Activity............................ 3
         2.22     Gaming Equipment......................................... 3
         2.23     Government............................................... 3
         2.24     Harrah's Lease........................................... 3
         2.25     Harrah's Management Agreement............................ 4
         2.26     Hazardous Materials...................................... 4
         2.27     Impositions.............................................. 4
         2.28     Indemnify................................................ 4
         2.29     Indemnitee............................................... 5
         2.30     Indemnitor............................................... 5
         2.31     Institutional Lender..................................... 5
         2.32     Insubstantial Condemnation............................... 5
         2.33     Joint Venture Agreement.................................. 5
         2.34     Landlord................................................. 5
         2.35     Law(s)................................................... 5
         2.36     Leasehold Estate......................................... 5
         2.37     Mandated Alterations..................................... 5
         2.38     Missouri Gambling Law.................................... 6
         2.39     Missouri Gaming Commission............................... 6
         2.40     Monetary Default......................................... 6
         2.41     Monthly Statement........................................ 6


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         2.42     Mortgage................................................  6
         2.43     Mortgagee...............................................  6
         2.44     Net Gaming Revenue......................................  6
         2.45     Non-Monetary Default....................................  6
         2.46     Notice..................................................  6
         2.47     Notice of Default.......................................  6
         2.48     Operating Covenant Default..............................  6
         2.49     Percentage Rent.........................................  6
         2.50     Permitted Exceptions....................................  7
         2.51     Person..................................................  7
         2.52     Personal Default........................................  7
         2.53     Plans and Specifications................................  7
         2.54     Players' Lease..........................................  7
         2.55     Players' Lease Commencement Date........................  7
         2.56     Players' Premises.......................................  7
         2.57     Prime Mortgage..........................................  8
         2.58     Prime Mortgagee.........................................  8
         2.59     Prime Mortgagee's Agent.................................  8
         2.60     Prime Rate..............................................  8
         2.61     Prohibited Liens........................................  8
         2.62     Prohibited Person (Landlord)............................  8
         2.63     Prohibited Person (Tenant)..............................  9
         2.64     Qualified Arbitrator....................................  9
         2.65     Reciprocal Easement Agreement...........................  9
         2.66     Rent....................................................  9
         2.67     Shoreside Complex.......................................  9
         2.68     State...................................................  9
         2.69     State Revenue Reports...................................  9
         2.70     State Revenue Audits....................................  9
         2.71     Sublease................................................ 10
         2.72     Substantial Condemnation................................ 10
         2.73     Subtenant............................................... 10
         2.74     Temporary Condemnation.................................. 10
         2.75     Tenant's Property....................................... 10
         2.76     Termination Date........................................ 10
         2.77     Transfer................................................ 10
         2.78     Unavoidable Delay....................................... 10
         2.79     Waiver of Subrogation................................... 11

3.       TERM............................................................. 11
         3.1      Term.................................................... 11
         3.2      Confirmation of Dates................................... 11

4.       DEVELOPMENT AND CONSTRUCTION OF THE SHORESIDE COMPLEX............ 11
         4.1      Tenant's Obligation to Construct Shoreside Complex...... 11
         4.2      Construction Bonds and Permit Fees...................... 12
         4.3      Cooperation by Landlord................................. 12


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         4.4      Title to Shoreside Complex and Tenant's Property........ 12

5.       RENT............................................................. 12
         5.1      Fixed Rent.............................................. 12
         5.2      No Improvements Rent.................................... 13
         5.3      Means of Payment........................................ 13
         5.4      Percentage Rent......................................... 13
                  5.4.1      Reporting and Payment........................ 13
                  5.4.2      Accounting Records........................... 14
                  5.4.3      Landlord's Right to Audit.................... 14
                  5.4.4      Confidentiality.............................. 15
                  5.4.5      Substitute Percentage Rent................... 15
                  5.4.6      Assignment of Percentage Rent to Landlord.... 15
         5.5      Additional Rent........................................  16
         5.6      No Conditional Payment.................................  16
         5.7      Interest on Overdue Rent...............................  16

6.       ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS......................  16
         6.1      Landlord's Net Return..................................  16
         6.2      Impositions............................................  17
         6.3      Assessments in Installments............................  17
         6.4      Combined Tax Lots......................................  17
         6.5      Direct Payment by Landlord.............................  18
         6.6      Utilities..............................................  18

7.       USE.............................................................  18
         7.1      Permitted Uses.........................................  18
         7.2      Tenant's Failure to Operate the Business...............  18

8.       LAWS............................................................  18
         8.1      Compliance with Law....................................  18
         8.2      Licenses and Permits...................................  18
         8.3      Environmental Matters..................................  19
                  8.3.1      Compliance..................................  19
                  8.3.2      No Violations...............................  19
                  8.3.3      Cost of Compliance..........................  19
                  8.3.4      Remediation.................................  19
         8.4      Disclosure.............................................  19
                  8.4.1      Reports.....................................  20
                  8.4.2      Notices.....................................  20
                  8.4.3      Environmental Audits........................  20
                  8.4.4      Orders......................................  20
                  8.4.5      Pleadings...................................  20
         8.5      Indemnification........................................  20
         8.6      Tenant's Further Responsibility at Termination or
                             Expiration of Lease.........................  21
                  8.6.1      Surrender...................................  21
                  8.6.2      Storage Tanks...............................  21


                                       iii

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         8.7      Landlord's Environmental Remedies....................... 21
                  8.7.1      Inspection Rights............................ 21
                  8.7.2      Self Help.................................... 21
                  8.7.3      Hazardous Material Release................... 21
                  8.7.4      Clean Up..................................... 21
                  8.7.5      Landlord Participation....................... 22
                  8.7.6      Fees and Expenses............................ 22
         8.8      Landlord's Indemnity.................................... 22

9.       MAINTENANCE AND ALTERATIONS...................................... 22
         9.1      Obligation to Maintain.................................. 22
         9.2      Tenant's Right to Perform Alterations................... 22

10.      PROHIBITED LIENS................................................. 23
         10.1     Tenant's Covenant....................................... 23
         10.2     Protection of Landlord.................................. 23

11.      INDEMNIFICATION; LIABILITY OF LANDLORD........................... 23
         11.1     Mutual Indemnity Obligations............................ 23
         11.2     Liability of Landlord................................... 24
         11.3     Indemnification Procedures.............................. 24
                  11.3.1     Prompt Notice................................ 24
                  11.3.2     Selection of Counsel......................... 24
                  11.3.3     Settlement................................... 24
                  11.3.4     Insurance Proceeds........................... 25

12.      RIGHT OF CONTEST................................................. 25

13.      INSURANCE........................................................ 25
         13.1     Tenant to Insure........................................ 25

14.      DAMAGE OR DESTRUCTION............................................ 26
         14.1     Notice; No Rent Abatement; Restoration Obligations...... 26
         14.2     Lease Termination for Casualty.......................... 26

15.      CONDEMNATION..................................................... 26
         15.1     Substantial Condemnation................................ 26
         15.2     Insubstantial Condemnation.............................. 26
         15.3     Other Governmental Action............................... 27
         15.4     Settlement or Compromise................................ 27
         15.5     Prompt Notice........................................... 27

16.      TRANSFERS........................................................ 27
         16.1     By Tenant............................................... 27
         16.2     By Landlord............................................. 27

17.      MORTGAGES........................................................ 27


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         17.1     Landlord's Rights....................................... 27
         17.2     Tenant's Rights......................................... 28
         17.3     Effect of a Prime Mortgage.............................. 28
         17.4     Sale and Leaseback...................................... 28
         17.5     Modifications Required by Prime Mortgagee............... 28
         17.6     Further Assurances...................................... 29
         17.7     Protection of Fee Mortgagees............................ 29
         17.8     Foreclosure............................................. 29

18.      NOTICE TO LANDLORD OF PRIME MORTGAGES............................ 29
         18.1     Initial Notice.......................................... 29
         18.2     Change of Address....................................... 29
         18.3     Termination of Prime Mortgagee's Rights................. 29
         18.4     Transfer of Fee Estate.................................. 29
         18.5     Landlord's Acknowledgment of Prime Mortgagee............ 30

19.      PROTECTION OF PRIME MORTGAGEES................................... 30
         19.1     Cancellation, Surrender, Amendment, Etc................. 30
         19.2     Copies of Notices....................................... 30
         19.3     Tenant's Cure Period Expiration Notice.................. 30
         19.4     Right to Perform Covenants and Agreements............... 30
         19.5     Transfer of Tenant's Rights............................. 31
         19.6     Notice of Default and Mortgagee's Cure Rights........... 31
                  19.6.1     Monetary Defaults and Non-Monetary Defaults
                             Curable Without obtaining Possession........  31
                  19.6.2     Other Non-Monetary Defaults Curable Without
                             Obtaining Possession........................  31
                  19.6.3     Defaults Curable Only by Obtaining
                             Possession and Personal Defaults............  32
                  19.6.3.1   During Cure Period..........................  32
                  19.6.3.2   Further Cure Obligations....................  32
                  19.6.3.3   Law Limitation..............................  32
                  19.6.3.4   Operating Covenant Default..................  32
         19.7     Effect of Cure.........................................  33
         19.8     Quiet Enjoyment........................................  33
         19.9     Subordinate Liens Affecting Leasehold Estate...........  33
         19.10    Prime Mortgagee's Right to Enter Premises..............  33
         19.11    Rights of Prime Mortgagee Upon Acquiring Control.......  33

20.      PRIME MORTGAGEE'S RIGHT TO A NEW LEASE..........................  34
         20.1     New Lease..............................................  34
         20.2     Form and Priority......................................  34
         20.3     Pendency of Dispute....................................  34
         20.4     Assignment of Certain Items............................  34
         20.5     Preservation of Subleases..............................  34



                                        v

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21.      INTERACTION OF MORTGAGES WITH OTHER ESTATES AND
         PARTIES..........................................................  35
         21.1     Prime Mortgages and Fee Mortgages.......................  35
         21.2     Prime Mortgagee's Agent.................................  35
         21.3     Interaction Between Lease and Prime Mortgage............  35
         21.4     Conflicts Between Mortgagees............................  35
         21.5     No Merger...............................................  36

22.      BANKRUPTCY.......................................................  36
         22.1     Affecting Tenant........................................  36
         22.2     Affecting Landlord......................................  37
                  22.2.1            Tenant's Election.....................  37
                  22.2.2            Continuation of Lease.................  37
                  22.2.3            Assumption of Lease...................  37
                  22.2.4            Continuation of Prime Mortgages.......  37

23.      QUIET ENJOYMENT..................................................  37

24.      FORCE MAJEURE....................................................  37

25.      ACCESS...........................................................  38

26.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS...................  38
         26.1     Landlord's Option.......................................  38
         26.2     Reimbursement by Tenant.................................  38

27.      DEFAULT BY TENANT; REMEDIES......................................  38
         27.1     Definition of Event of Defaults.........................  38
                  27.1.1     Players' Lease Default.......................  38
                  27.1.2     Monetary Default.............................  39
                  27.1.3     Operating Covenant Default...................  39
                  27.1.4     Non-Monetary Default.........................  39
                  27.1.5     Reciprocal Easement Default..................  40
         27.2     Remedies................................................  40
                  27.2.1     Assignment of Remedies.......................  40
         27.3     Re-entry................................................  40
         27.4     Damages.................................................  40
         27.5     Injunctive Relief.......................................  41
         27.6     Pending Dispute Regarding Event of Default..............  41
         27.7     Arbitration.............................................  42
                  27.7.1     Voluntary Appointment........................  42
                  27.7.2     Appointment by Arbitrators...................  42
                  27.7.3     Failure to Appoint...........................  42
                  27.7.4     Fees and Expenses............................  42
                  27.7.5     Proceedings..................................  42
                  27.7.6     Arbitration Decisions........................  42



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28.      TERMINATION......................................................  43
         28.1     Rights on Termination...................................  43
         28.2     Possession..............................................  43
         28.3     Documentation...........................................  43
         28.4     Miscellaneous Assignments...............................  43
         28.5     Termination of Memorandum of Lease......................  43
         28.6     Restoration.............................................  43
         28.7     Personal Property and Equipment.........................  43

29.      NO BROKER........................................................  44

30.      WAIVERS..........................................................  44
         30.1     No Waiver by Silence....................................  44
         30.2     Waiver of Trial by Jury.................................  44

31.      MEMORANDUM OF LEASE..............................................  44

32.      ESTOPPEL CERTIFICATES............................................  45
         32.1     Rights of Each Party....................................  45

33.      MISCELLANEOUS....................................................  45
         33.1     Reasonableness..........................................  45
         33.2     Documents in Recordable Form............................  45
         33.3     Further Assurances......................................  45
         33.4     No Third Party Beneficiaries............................  45
         33.5     Interpretation..........................................  45
         33.6     Captions................................................  46
         33.7     Cumulative Remedies.....................................  46
         33.8     Right of Injunction.....................................  46
         33.9     Entire Agreement........................................  46
         33.10    Amendment...............................................  46
         33.11    Partial Invalidity......................................  46
         33.12    Successors and Assigns..................................  46
         33.13    Governing Law...........................................  46
         33.14    Obligation to Perform...................................  46
         33.15    Counterparts............................................  47
         33.16    Time Periods............................................  47
         33.17    Rule Against Perpetuities...............................  47
         33.18    No Agency or Partnership................................  47

34.      NOTICES..........................................................  47

35.      GAMING LICENSE...................................................  48

36.      RECIPROCAL EASEMENT AGREEMENT....................................  48

37.      JOINT VENTURE AGREEMENT..........................................  49

38.      SURVIVAL.........................................................  49



                                LIST OF EXHIBITS

EXHIBIT A-1       Land Description
EXHIBIT A-2       Easements and Rights Appurtenant to Premises
EXHIBIT B         Form of Estoppel Certificate
EXHIBIT C         Permitted Exceptions
EXHIBIT D         Form of Reciprocal Easement Agreement
EXHIBIT E         Standards of Operation
EXHIBIT F         Tenant's Insurance Requirements
EXHIBIT G         Transferee Criteria
EXHIBIT H         Form of Memorandum of Lease

                                  GROUND LEASE


         THIS GROUND LEASE (the "Lease") is made as of this 3rd day of November, 1995 (the "Commencement Date"), by and between HARRAH'S MARYLAND HEIGHTS LLC, a Delaware limited liability company ("Landlord"), and RIVERSIDE JOINT VENTURE, a Missouri general partnership ("Tenant").

                                 R E C I T A L S

         A. Harrah's Maryland Heights Corporation, a Nevada corporation ("HMHC"), an affiliate of Landlord, and Players MH, L.P., a Missouri limited partnership ("Players") are partners in Tenant which is developing the Shoreside Complex for floating gambling facilities in Maryland Heights, Missouri.

         B. Landlord is owner of fee simple absolute title to the land described in Exhibit A-1, (which includes a portion of the land on which the Shoreside Complex is to be developed by Tenant), together with: (a) all easements and rights appurtenant thereto, including without limitation, those set forth in Exhibit A-2 hereto; (b) all right, title and interest of Landlord, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such land; and (c) riparian rights associated with such land; (all, collectively, the "Premises"), subject to the Permitted Exceptions.

         C. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.

         D. Following the Commencement Date, Tenant intends to construct the Shoreside Complex on the Premises and on land owned in fee by Tenant, and located adjacent to the Premises (the "Venture Premises").

         E. The parties desire to enter into this Lease to set forth their rights and obligations relating to the Premises and the Shoreside Complex.

          NOW, THEREFORE, IN CONSIDERATION OF THE COVENANTS AND AGREEMENTS OF THE PARTIES CONTAINED IN THIS LEASE, AND IN CONSIDERATION OF THE RECITALS SET FORTH ABOVE (WHICH ARE INCORPORATED BY REFERENCE IN THIS LEASE), AND IN EXCHANGE FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF ALL OF WHICH ARE CONCLUSIVELY ACKNOWLEDGED BY BOTH PARTIES, LANDLORD AND TENANT AGREE AS FOLLOWS:

1.       LEASE OF PREMISES.

         Landlord hereby leases the Premises to Tenant and Tenant hereby takes, leases and hires the Premises from Landlord, all subject only to the Permitted Exceptions. The Premises are leased to Tenant for the Term defined in this Lease, upon all the terms and conditions of this Lease.


2.       GENERAL DEFINITIONS.

         The following general definitions shall apply throughout the Lease, in addition to other definitions appearing at other locations in this Lease.

         2.1 Accounting Principles. Accounting principles and practices set forth in the Audit and Accounting Guide for Audits of Casinos with changes through May, 1994, prepared by the American Institute of Certified Public Accountants, as from time to time amended, and, to the extent not therein addressed, United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time, consistently applied.

         2.2 Additional Rent. Payments to be paid by Tenant to Landlord pursuant to this Lease, other than Fixed Rent, Percentage Rent and Substitute Percentage Rent.

         2.3 Business Day. A day on which banks in the State are generally open for the conduct, with bank personnel, of regular banking business.

         2.4 Casualty. Damage or destruction affecting the Premises and/or the Shoreside Complex.

         2.5 City. The City of Maryland Heights, a municipal corporation, and any successor Government entity.

         2.6 Commencement Date. The date on which this Lease is executed.

         2.7 Commencement Date (Percentage Rent). As said term is defined in
Section 2.8 of the Players' Lease.

         2.8 Condemnation. A taking of the Premises or the Shoreside Complex, in whole or in part, by condemnation or by exercise of any right of eminent domain, or by any similar proceeding or act of any Government or any voluntary sale in lieu of such proceeding.

         2.9 Consumer Price Index. The Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, United States City Average, all items (1982-1984 = 100). If such index is no longer published, then Landlord shall designate a successor or replacement index of substantially equivalent reliability and objectivity. The Consumer Price Index in effect for any given date shall be deemed to refer to the Consumer Price Index last published before such date.

         2.10 County. St. Louis County, Missouri, and any successor Government entity.

         2.11 Default. A Monetary Default, Non-Monetary Default or Operating Covenant Default. Each and every covenant of Tenant under this Lease, if not performed by Tenant, shall give rise to a Default as to which Tenant and (other than for Personal Defaults) Prime Mortgagees shall have the cure rights provided for in this Lease.

         2.12 Depository. An Institutional Lender, designated by Tenant or by its highest priority Prime Mortgagee to act as "Depository" where expressly provided for in this Lease.

         2.13 Environmental Law. Any applicable federal, state, or local law, regulation, ordinance, order, judgment, or decree pertaining to Hazardous Materials or to the protection of the environment, as such are now in effect or may hereafter be enacted or revised.

         2.14 Estoppel Certificate. A written statement containing all (or, at the option of the Requesting Party, only some) of the statements set forth in the form attached as Exhibit B and containing such additional information relating to this Lease and the Premises as the Requesting Party shall reasonably specify.

         2.15 Fee Estate. Landlord's fee estate in the Premises or any part of the Premises or any direct or indirect interest in such fee estate. The Fee Estate is subject to this Lease.

         2.16 Fee Mortgage. Any mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security encumbering the Fee Estate for any obligation, as entered into, renewed, modified, amended, extended or assigned from time to time during the Term.

         2.17 Fee Mortgagee. Any holder of a Fee Mortgage.

         2.18 Fiscal Month. Each calendar month.

         2.19 Fiscal Year. Each calendar year.

         2.20 Fixed Rent. Shall have the meaning set forth in Section hereof.

         2.21 Gambling or Gambling Activity. Being engaged in the business of operating "gambling games", as defined in the Missouri Gambling Law.

         2.22 Gaming Equipment. Tenant's or Subtenant's equipment constituting wagering devices used in connection with the operation of Players' Excursion Gambling Boats (as defined in the Missouri Gambling Law) on the Premises including baccarat, bingo, twenty-one, poker, craps and other table games, slot machines, video games, roulette wheel, klondike table, punchboard, faro layout, keno layout, numbers ticket, push card, jar ticket and pull tab, or other wagering devices now or hereafter authorized by the Missouri Gaming Commission.

         2.23 Government. Each governmental authority, department, agency, bureau or other entity or instrumentality having jurisdiction over the Premises, including the federal government of the United States, the State, the County, the City and all other governmental or quasi-governmental authorities and subdivisions thereof having jurisdiction over the Premises or any portion thereof.

         2.24 Harrah's Lease. That certain sublease of even date herewith of a portion of the Shoreside Complex by and between Tenant and Landlord (as Subtenant), as the same may be hereafter amended from time to time.

         2.25 Harrah's Management Agreement. That certain Management Agreement of even date herewith by and between Harrah's Maryland Heights Operating Company, a Nevada corporation and Tenant.

         2.26 Hazardous Materials. Any substance or matter including, without limitation, petroleum products and waste oil, (i) whose concentration in air, water, groundwater, or soil exceeds levels set forth in any Environmental Law, or (ii) for which any federal, state, or local agency orders or otherwise requires removal, treatment, monitoring, or remediation.

         2.27 Impositions. Ad valorem taxes, special and general assessments, water rents, rates and charges, commercial rent taxes, sewer rents and charges, license and permit fees, charges for public utilities, levee district taxes and assessments, and all other impositions and charges of every kind and nature whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen which at any time during the Term may be created, assessed, levied, confirmed, adjudged, imposed or charged upon or with respect to the Premises, the Shoreside Complex, Lot 1 of Riverport Tract 7 (to the extent of the proportionate benefit to the Premises) which shall be one hundred percent (100%) so long as no development occurs on Lot 1 of Riverport Tract 7 and if development does occur on Lot 1 of Riverport Tract 7, Landlord and Tenant shall mutually agree as to the amount of such proportionate benefit and failing such agreement such proportionate benefit shall be determined by arbitration pursuant to the provisions of Section 27.7 hereof, or any of Tenant's Property by or for the benefit of any Government with respect to any period during the Term together with any taxes and assessments that may be levied, assessed or imposed by the State or by any political or taxing subdivision of the State upon the gross income arising from any Rent or in lieu of or as a substitute, in whole or in part, for taxes and assessments imposed upon or related to the Premises and commonly known as real estate taxes, and together with all assessments made pursuant to all recorded protective covenants, indentures or reciprocal easement agreements to the extent the Premises or the Shoreside Complex are proportionately benefitted by such protective covenants, indentures or reciprocal easements. The term "Impositions" shall, however, not include any of the following, all of which Landlord shall pay before delinquent or payable only with a penalty: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee, of Landlord, (b) if the Premises is part of a Combined Tax Lot, any taxes and other Impositions reasonably allocable to any portion of such Combined Tax Lot other than the Premises, or Shoreside Complex, in accordance with the applicable provisions of this Lease, (c) the incremental portion of any of the items listed in this paragraph that would not have been levied, imposed or assessed but for any sale or other direct or indirect transfer of the Fee Estate or of any interest in Landlord during the Term, and (d) interest, penalties and other charges with respect to items "a" through "c".

         2.28 Indemnify. The duty of an Indemnitor to indemnify the Indemnitee (and its partners and their Affiliates [the terms "Affiliate" or "Affiliates" as used herein shall have the same meanings as said terms have in the Joint Venture Agreement] and their respective officers, directors, agents and employees) and defend and hold the Indemnitee (and its partners and Affiliates and their respective officers, directors, agents and employees) harmless from and against any and all loss, cost, claims, liability, penalties, judgments, damage or other injury, detriment, or expense (including reasonable attorneys' fees, court costs, interest and penalties) reasonably incurred or suffered by the Indemnitee (and its partners and Affiliates and their respective officers, directors, agents and employees) on account of the matter that is the subject of such indemnification or in enforcing the Indemnitor's indemnity.

         2.29 Indemnitee. A Person that is entitled to be Indemnified pursuant to this Lease.

         2.30 Indemnitor. A Person that is obligated to Indemnify another party pursuant to this Lease.

         2.31 Institutional Lender. A national bank, commercial state bank, savings bank, trust company, insurance company, pension, welfare or retirement fund or system, real estate investment trust, federal or state agency regularly making or guaranteeing mortgage loans, any other entity actively engaged in commercial real estate financing and having total assets of at least $50,000,000 (adjusted annually on each anniversary of the Commencement Date of this Lease to reflect increases in the Consumer Price Index), or a corporation that is a wholly-owned subsidiary of any of the foregoing entities, including any of the foregoing when acting as trustee or agent for other lender(s), whether or not such other lender(s) are themselves Institutional Lenders. The fact that a particular entity (or any Affiliate of such entity) is an Affiliate or partner of the then Tenant under this Lease shall preclude such entity from being an Institutional Lender and/or a Prime Mortgagee.

         2.32 Insubstantial Condemnation. A Condemnation other than a Substantial Condemnation.

         2.33 Joint Venture Agreement. That certain general partnership agreement of Tenant dated November 2, 1995.

         2.34 Landlord. The Landlord named in the opening paragraph of this Lease and shall, throughout the Term, be limited to mean and refer to only the owner of the Fee Estate.

         2.35 Law(s). Laws, ordinances, requirements, orders, directives, rules and regulations of any Government affecting the development, improvement, alteration, use, maintenance, operation or occupancy of the Premises or the Shoreside Complex, whether in force at the Commencement Date or passed, enacted or imposed at some time thereafter, subject in all cases, however, to all applicable waivers, variances and exemptions limiting the application of the foregoing, and including without limitation, the restrictions or other requirements of any applicable permit of any Government.

         2.36 Leasehold Estate. Tenant's leasehold estate arising under this Lease, upon and subject to all the terms and conditions of this Lease, and any legal or beneficial interest in such leasehold estate (other than stock of a company whose stock is listed and traded on the New York or NASDAQ Exchange).

         2.37 Mandated Alterations. Repairs, additions, replacements or alterations mandated by Laws imposed, modified, interpreted or otherwise rendered more burdensome after the Commencement Date, including "retro-fitting" and structural alterations, whether or not such Laws could reasonably have been foreseen at the Commencement Date.

         2.38 Missouri Gambling Law. State statutory Law regulating the conduct of gambling and related activities on the Premises, which law is presently codified as Sections 313.800 through 313.850, Revised Statutes of Missouri
(1994), and as such law may be amended from time to time, and all rules and regulations adopted pursuant to any such law.

         2.39 Missouri Gaming Commission. The Missouri Gaming Commission, or any successor commission or authority which has jurisdiction to license and regulate gambling on the Premises pursuant to Missouri Gambling Law.

         2.40 Monetary Default. A failure by Tenant to pay any Rent or other amount owed by Tenant under this Lease, when and as required to be paid pursuant to this Lease.

         2.41 Monthly Statement. A financial statement of the occupant of Players' Premises, delivered to Landlord on the twentieth calendar day of every Fiscal Month, beginning on the Commencement Date (Percentage Rent), reporting Net Gaming Revenue of the Premises for the immediately preceding Fiscal Month, certified to be complete, true and accurate, and to have been prepared in accordance with Accounting Standards by such Subtenant's authorized financial officer, and which shall include and have attached thereto all State Revenue Reports for such Fiscal Month.

         2.42 Mortgage. A Fee Mortgage or a Prime Mortgage.

         2.43 Mortgagee. The holder of a Mortgage.

         2.44 Net Gaming Revenue. "Adjusted gross receipts" as said term is defined under Missouri Gambling Law as now enacted or as hereafter amended.

         2.45 Non-Monetary Default. A failure by Tenant to perform any obligation of Tenant under this Lease, other than a Monetary Default or an Operating Covenant Default.

         2.46 Notice. A notice, demand, request, election, designation, or consent, including any of the foregoing relating to an Event of Default or alleged Event of Default, that is permitted, required or desired to be given by either party in connection with this Lease.

         2.47 Notice of Default. A Notice from Landlord to Tenant claiming or giving Notice of an Event of Default or alleged Event of Default by Tenant.

         2.48 Operating Covenant Default. As defined in Section 7.2 of this
Lease.

         2.49 Percentage Rent. An amount equal to the following percentages of Net Gaming Revenue derived from Players' Premises for the twelve (12) month period following the Commencement Date (Percentage Rent) and for each twelve
(12) month period thereafter during the Term (each of such twelve-month periods being herein referred to as a "Percentage Rent Year"):

                  (i) Two percent (2%) of the first Fifty Million Dollars ($50,000,000) of Net Gaming Revenue; and

                  (ii) Three percent (3%) of Net Gaming Revenue exceeding Fifty Million Dollars ($50,000,000) up to and including One Hundred Million Dollars ($100,000,000), and

                  (iii) Four percent (4%) of Net Gaming Revenue in excess of One Hundred Million Dollars ($100,000,000).

If the term "adjusted gross receipts," as defined under the Missouri Gambling Law, is changed, the percentages applicable to such changed definition as provided in this Section 2.49 hereof shall be adjusted by agreement of the parties, to preserve the same payment of Percentage Rent that would have been due had there been no such change. If the parties fail to agree upon such percentage prior to the effective date of the change to such definition, then such percentages shall be determined by arbitration in accordance with Section
27.7 hereof, which arbitration shall be held pursuant to the provisions of
Section 27.7 hereof in lieu of the arbitration provided for in the Players' Lease so long as Landlord is Harrah's Maryland Heights LLC or an Affiliate thereof.

         2.50 Permitted Exceptions. (i) all matters described on Exhibit C hereto; (ii) all liens, encumbrances, and other title matters created or suffered to exist by Tenant; (iii) all matters created or suffered after the date of this Lease by Landlord with Tenant's consent; (iv) all terms and conditions of Government licenses, permits or approvals relating to the Shoreside Complex, as a whole or in part, including, without limitation, the Premises.

         2.51 Person. an individual, corporation, association, partnership, limited partnership, limited liability company, trust, unincorporated organization or other entity.

         2.52 Personal Default. Any Non-Monetary Default by Tenant that is not reasonably susceptible of cure by a Prime Mortgagee, such as bankruptcy, insolvency, a prohibited transfer, failure to deliver financial information relating to Tenant (to the extent, if any, that any of the foregoing actually constitute(s) a Non-Monetary Default under this Lease), and any other Non-Monetary Default that by its nature relates only to Tenant or its Affiliates or can reasonably be performed only by Tenant or its affiliates. The financial condition of any Prime Mortgagee shall not be considered in determining whether a Default is a Personal Default. Any Default that can be cured by the payment of money is not a Personal Default.

         2.53 Plans and Specifications. Tenant's Plans and Specifications for the Shoreside Complex agreed upon in accordance with the Joint Venture Agreement.

         2.54 Players' Lease. That certain sublease of a portion of the Shoreside Complex by and between Players and Tenant of even date herewith, as the same may be hereafter amended from time to time.

         2.55 Players' Lease Commencement Date. As defined in Section 2.7 of the Players' Lease.

         2.56 Players' Premises. The Premises leased to Players under the Players' Lease.

         2.57 Prime Mortgage. A mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security encumbering the Leasehold Estate, for any obligation (including a purchase-money or other promissory note) as entered into, renewed, modified, consolidated, amended, extended or assigned from time to time during the Term. A "Prime Mortgage" also includes certain agreements entered into in connection with a "sale and leaseback" transaction, as described in Section of this Lease.

         2.58 Prime Mortgagee. The holder of a Prime Mortgage. Neither Tenant nor any "Holding Entity" (as defined in the Joint Venture Agreement) may be, or have the right of, a Prime Mortgagee under this Lease.

         2.59 Prime Mortgagee's Agent. Any agent, designee or nominee of a Prime Mortgagee, provided that such agent, designee or nominee is a wholly owned subsidiary of the Prime Mortgagee. A Prime Mortgagee that is not an Institutional Lender shall not be entitled to designate a Prime Mortgagee's Agent.

         2.60 Prime Rate. The prime rate (or base rate) of interest for corporate loans that is reported in the Money Rates Column of The Wall Street Journal published on the Business Day for which the rate is applicable (or the next preceding Business Day, if the applicable day is not a Business Day) as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the Prime Rate, the prime rate (or base rate) from time to time announced by Bankers Trust Company, New York, New York, or its successor (whether or not such rate has actually been charged by such bank), or, if Bankers Trust Company discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the highest rate charged by such bank on short term, unsecured loans to its most credit-worthy large corporate borrowers. If The Wall Street Journal: (a) publishes more than one Prime Rate, the higher or highest rate shall apply, or (b) publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall apply. If the Prime Rate changes, interest rates in this Lease which are based on the Prime Rate shall change, effective as of the first day of each calendar month, to reflect the Prime Rate in effect on the last day of the preceding calendar month. Notwithstanding anything to the contrary in this Section, the Prime Rate shall never exceed the highest rate of interest legally permitted to be charged in the State (without imposition of penalties for criminal usury [the "Criminal Usury Rate"]) in transactions of the character of this Lease between parties of a character similar to Landlord and Tenant.

         2.61 Prohibited Liens. A mortgage, ship mortgage or other consensual lien or judgment lien and any maritime, seaman's, mechanic's, vendor's, laborer's or material supplier's statutory lien or other similar lien arising by reason of work, labor, services, equipment or materials supplied, or claimed to have been supplied, to Tenant or any Subtenant, which lien either: (a) is filed against the Fee Estate or (b) is filed against the Leasehold Estate or a lesser estate and, upon termination of this Lease, would under the law of the State attach to the Fee Estate.

         2.62 Prohibited Person (Landlord). Any Person or any Affiliate of such Person as to which there has been an Unsuitability Determination, in accordance with the procedures set forth in the Joint Venture Agreement whether or not the Partnership still exists or remains the Tenant hereunder. Landlord shall provide each Subtenant under the Harrah's Lease and the Players' Lease with at least thirty (30) days prior Notice of any proposed transfer of Landlord's Estate or any interest therein (excluding, however, the creation or transfer of any easement), together with such documentation and information regarding the proposed transferee as each Subtenant conducting Gambling Activity shall reasonably request, to enable such Subtenant to confirm that the proposed transferee is not a Prohibited Person (Landlord).

         2.63 Prohibited Person (Tenant). At any time after Tenant is no longer Riverside Joint Venture (the "Partnership"), any Person or Affiliate of such Person that, in Landlord's reasonable judgment would or could, if such Person owned an interest in the Leasehold Estate or lesser estate, endanger any gaming license(s) held by an Affiliate of Landlord. At any time after Tenant is no longer the Partnership, Tenant shall provide Landlord with at least thirty (30) days prior Notice of any proposed transfer of Tenant's Leasehold Estate or any lesser estate, or interest in any of them, together with such documentation and information regarding the proposed transferee as Landlord shall reasonably request, to enable Landlord to confirm that the proposed transferee is not a Prohibited Person (Tenant). Failure of Landlord to object to such Person within thirty (30) days of receipt of said Notice, documentation and information shall be deemed agreement that such Person is not a Prohibited Person (Tenant).

         2.64 Qualified Arbitrator. A partner or other individual designated by Landlord or Tenant, as the case may be, who: (i) is employed by a disinterested, reputable and nationally recognized certified public accounting firm or has comparable qualifications; and (ii) has at least ten (10) years' experience in the financial reporting and valuation of casino properties.

         2.65 Reciprocal Easement Agreement. The Reciprocal Easement Agreement between Landlord and Tenant to be entered into contemporaneously herewith in the form attached hereto as Exhibit D.

         2.66 Rent. Additional Rent, Fixed Rent, Percentage Rent and Substitute Percentage Rent.

         2.67 Shoreside Complex. All buildings and improvements constructed by Tenant on the Premises and on the Venture Premises in accordance with this Lease. The initial improvements comprising the Shoreside Complex are described in the Plans and Specifications.

         2.68 State. The State of Missouri.

         2.69 State Revenue Reports. The daily tax remittal form required to be submitted by a person or entity engaged in Gambling Activity to the Missouri Gaming Commission pursuant to the Missouri Gambling Law, reporting Net Gaming Revenue from the Premises.

         2.70 State Revenue Audits. The quarterly external audit of Net Gaming Revenue prepared for the benefit of the Missouri Gaming Commission pursuant to the Missouri Gambling Law.

         2.71 Sublease. Any sublease of the Premises or any part of the Premises, or any other agreement or arrangement (including a license agreement) made by Tenant granting any third party the right to occupy, use or possess any portion of the Premises. The term "Sublease" includes a management agreement or similar agreement and any concessionaire and license agreements that Tenant elects to treat as Subleases. The term "Sublease" includes the Harrah's Lease, the Players' Lease and the Harrah's Management Agreement.

         2.72 Substantial Condemnation. A Condemnation that (i) results in the Appraisal Buyout of Players or HMHC's interest under the Joint Venture Agreement, or (ii) renders the continued operation of the Players' Premises, as a whole, economically unfeasible as determined in accordance with the Joint Venture Agreement, or (iii) after Tenant is no longer the Partnership a Condemnation of the Players Premises or Shoreside Complex which renders the Players Premises unusable as Excursion Gambling Boats as reasonably determined by Landlord.

         2.73 Subtenant. Any person having rights of occupancy, use or possession under a sublease or license, including, without limitation, Harrah's Lease, Players' Lease and the Harrah's Management Agreement.

         2.74 Temporary Condemnation. A Condemnation relating to the temporary right to use or occupy the Premises or Shoreside Complex or any part of the Premises or Shoreside Complex.

         2.75 Tenant's Property. All personal property purchased or leased by Tenant or a Subtenant for use in connection with the Premises including, without limitation, any Subtenant's Gaming Equipment.

         2.76 Termination Date. The date when this Lease terminates or expires, whether pursuant to the expiration or termination of the Term, Condemnation, Casualty or an Event of Default.

         2.77 Transfer. The assignment, sublease, pledge, mortgaging, encumbering or other form of disposition, voluntarily or involuntarily, directly or indirectly of any right to possession of, or legal or beneficial interest in and to, the Leasehold Estate (or the Tenant) or the Fee Estate (or the Landlord), as the case may be, including without limitation a transfer of Capital Stock (as defined in the Joint Venture Agreement) in any direct or remote parent entity of Landlord or Tenant (or its partners). Transfer shall not include the sale, on a national exchange such as the New York or NASDAQ Stock Exchange, of publicly held shares of Harrah's Entertainment, Inc. or Players International, Inc.

         2.78 Unavoidable Delay. Delay in the performance of any obligation or, where specifically provided for, a Prime Mortgagee's exercise of Mortgagee's Cure Rights under this Lease, (excluding in any case any obligation to pay money) arising from or on account of any cause whatsoever beyond the reasonable control of the Person required or entitled to perform, including strikes, labor troubles, litigation, Casualty, Condemnation, accidents, Laws, governmental preemption, failure or refusal of a governmental body to issue a required permit or license, war, riots, and other causes beyond such party's reasonable control, whether similar or dissimilar to the causes specifically enumerated in this Section. In no event shall Unavoidable Delay be deemed to include any delay caused by an unwillingness or inability to make a payment required by this Lease, or the wrongful act or omission to act of the Person invoking this definition.

         2.79 Waiver of Subrogation. A provision in, or endorsement to, any insurance policy required by this Lease, by which the insurance carrier agrees to waive all rights of recovery by way of subrogation against either party to this Lease in connection with any loss covered by such insurance policy.


3.       TERM.

         3.1 Term. The term of this Lease (the "Term") shall commence on the Commencement Date and expire 11:59 p.m. on the last day of the Fiscal Month that includes the date eighty (80) years after the Players' Lease Commencement Date.

         3.2 Confirmation of Dates. Promptly after the occurrence of any date relevant to the calculation of Rent, or to the determination of the Term, the parties shall enter into a certificate, in recordable form reasonably satisfactory to both of them, memorializing such date. The failure of the parties to enter into any such certificate shall not, however, invalidate or in any way diminish the effectiveness of the actual date(s) to be set forth in the certificate. If Landlord and Tenant disagree as to whether any such date has occurred, then Tenant may pay Rent and otherwise perform under this Lease based on Tenant's own determination of such date(s) unless and until such date(s) are otherwise determined by the final judgment of a court of competent jurisdiction provided that Tenant shall escrow in an interest bearing federally insured account with a disinterested national bank with offices in St. Louis, Missouri or the registry of the court hearing such dispute, any additional amounts claimed by Landlord. If a national bank is used as escrow agent, it shall act only in accordance with this Section, as modified or supplemented by: (i) joint written instruction of Landlord and Tenant; or (ii) a final, unappealable order of the court hearing such dispute; and shall be fully exonerated from liability to Landlord or Tenant for any act or omission other than its gross negligence or wilful misconduct. To the extent that any such court accepts Landlord's position and rejects Tenant's, the court or escrow agent, as the case may be, shall within five (5) Business Days after the court's order becomes final and unappealable, remit to Landlord an amount equal to any previous underpayments of Rent, together with interest earned thereon, and the remainder, if any, of the escrow account shall be disbursed to Tenant. If the court accepts Tenant's position and rejects Landlord's, the court or escrow agent, as the case may be, shall within five (5) Business Days after entry of the court's final, unappealable order remit to Tenant all the monies in the escrow account, including interest. Failure of Tenant to establish such escrow account or to escrow disputed amounts therein shall be a failure to cure a Monetary Default. Notwithstanding the foregoing, Tenant's obligation to establish the foregoing escrow account shall be deemed satisfied if Players establishes and maintains such an escrow account as provided in the Players' Lease.


4.       DEVELOPMENT AND CONSTRUCTION OF THE SHORESIDE COMPLEX.

         4.1 Tenant's Obligation to Construct Shoreside Complex. Tenant shall commence construction, and where appropriate, alteration and renovation of the Shoreside Complex in accordance with the terms and provisions of the Joint Venture Agreement, and shall enforce (unless waived in writing by both partners of the Partnership) the construction covenants of the Players' Lease and the Harrah's Lease and complete such construction, alteration and renovation within three (3) years following the Commencement Date, which completion date shall be extended so long as Tenant is pursuing construction with due diligence and in good faith and such delay does not adversely affect the zoning or other permits relating to the Shoreside Complex and otherwise has no material adverse effect on the Shoreside Complex.

         4.2 Construction Bonds and Permit Fees. Tenant shall pay, discharge or bond or insure against all Prohibited Liens arising from construction of the Shoreside Complex, all in accordance with the provisions of this Lease regarding Prohibited Liens. Tenant shall obtain and pay for all permits and approvals required by Law in order for Tenant to construct the Shoreside Complex.

         4.3 Cooperation by Landlord. Upon Tenant's request, Landlord shall, without cost to Landlord, promptly join in and execute any instruments including, but not limited to, applications for building permits, demolition permits, alteration permits, appropriate consents, zoning, rezoning or use approvals, amendments and variances, easements, encumbrances, and/or liens (excluding Mortgages) against the Premises or the Shoreside Complex (Fee Estate and Leasehold Estate), and such other instruments as Tenant may from time to time request to enable Tenant from time to time to use, develop, improve, and construct the Shoreside Complex and other improvements on the Premises in accordance with this Lease, provided each of the foregoing is in reasonable and customary form and does not cause the Fee Estate to be encumbered as security for any obligation and does not otherwise expose the Fee Estate to any material risk of forfeiture during the Term. Tenant shall reimburse Landlord's reasonable attorneys' fees incurred by Landlord in performing under this Section. Landlord agrees not to oppose or object to any applications filed by Tenant with any Government in connection with development, operation or alteration of the Shoreside Complex and other improvements located on the Premises.

         4.4 Title to Shoreside Complex and Tenant's Property. The Shoreside Complex and Tenant's Property shall at all times during the Term be owned or leased by, and shall belong to Tenant or Subtenant. Tenant or Subtenant, in the case of its Tenant's Property only, shall have title to or lease such property throughout the Term. All the benefits and burdens of ownership of Tenant's Property shall be and remain in Tenant during the Term. The Shoreside Complex and any Tenant's Property affixed to the Premises or left in the Premises and not removed by Tenant within thirty (30) days after the expiration or termination of the Term shall automatically and without need for any further action or the execution of any further documents become the property of Landlord.

         After the Term, the Shoreside Complex shall be owned by, and shall belong to Landlord.


5.       RENT.

         5.1 Fixed Rent. Throughout the Term, Tenant shall pay Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord shall designate a net annual rental (the "Fixed Rent") of ONE AND 00/100 DOLLAR ($1.00) per Fiscal Year, payable in advance on the first day of each Fiscal Year.

         5.2 No Improvements Rent. Landlord acknowledges that it is being adequately compensated by the payment by Tenant of Fixed Rent and Percentage Rent hereunder and the parties expressly intend, that construction of the Shoreside Complex and Landlord's succession to Tenant's and Subtenant's interests in the Shoreside Complex and Tenant's Property upon the termination or expiration hereof shall not be construed to be Rent payable to Landlord under the Lease.

         5.3 Means of Payment. Tenant shall pay all Percentage Rent payable to Landlord by wire transfer to Landlord's bank account, which Landlord shall identify to Tenant (and Landlord shall have the right to change from time to time by at least thirty (30) days' Notice to Tenant). All other Rent shall be payable by company check of Tenant.

         5.4 Percentage Rent. Beginning on the twentieth calendar day of each Fiscal Month following the Commencement Date (Percentage Rent) and continuing throughout the Term, Tenant shall pay, or shall cause the Subtenant occupying Players' Premises to pay, Landlord the Percentage Rent from business conducted at Players' Premises. Landlord may be required by Missouri Gambling Law to be licensed, permitted or otherwise approved by the Missouri Gaming Commission to lawfully receive Percentage Rent (such license, permit or approval is herein referred to as a "Percentage Rent Approval"). If Percentage Rent may not lawfully be paid because of the denial, revocation, suspension or other failure of a Percentage Rent Approval unless the Missouri Gaming Commission permits the payment by Tenant to Landlord of Approved Substitute Percentage Rent (hereinafter defined), Tenant shall, during such period, continue to calculate and report Percentage Rent to Landlord and Tenant shall deposit the amount of Percentage Rent so reported into an escrow account (established and governed in the manner described in Section 3.2) on the twentieth calendar day of each Fiscal Month. If Percentage Rent Approval is subsequently obtained, then, within thirty (30) days after Notice to Tenant of such event (rather than a court order as provided in Section 3.2), Tenant's obligation to pay Percentage Rent shall be reinstated and, to the extent lawful, funds in the aforementioned escrow account, with interest thereon, shall be immediately paid to

Landlord. In no event shall any failure of a Percentage Rent Approval that is caused by any act or omission of Tenant excuse Tenant's obligation to pay Percentage Rent. Failure of Tenant to establish such escrow account shall be a Monetary Default.

                  5.4.1 Reporting and Payment. Percentage Rent shall be determined based upon Net Gaming Revenue from the Premises reported in the State Revenue Reports and State Revenue Audits of Tenant or the occupant of Players' Premises, subject to the right of Landlord (as provided in Section 5.4.3) to independently audit the books and records of Tenant or such occupant, as the case may be, and collect any additional amounts which such audit may reflect to be due and owing under this Lease.

         On the twentieth (20th) calendar day of each Fiscal Month following the Commencement Date (Percentage Rent), Tenant shall, or shall cause the occupant of the Players' Premises to:

                  (i) deliver to Landlord the Monthly Statement along with copies of all State Revenue Reports and State Revenue Audits relating to the immediately preceding Fiscal Month (or the Fiscal Quarter containing such Fiscal Month) which Tenant or the occupant of the Players' Premises is required to submit to the Missouri Gaming Commission (specifically including the daily tax remittals, quarterly audit required by ss.313.825 RSMo. and the monthly return required by 11 CSR 45-11.040); and

                  (ii) pay the Percentage Rent (or Substitute Percentage Rent, as the case may be) for the immediately preceding Fiscal Month in the manner set forth in Sections 5.3, 5.4 and 5.4.5 of this Lease.

         If the Missouri Gaming Commission redetermines Net Gaming Revenue, Landlord shall automatically be entitled to additional Percentage Rent hereunder (or Tenant shall be entitled to a reduction of Percentage Rent) based upon such redetermination applicable to the Percentage Rent Year for which such Percentage Rent should have been paid. Tenant shall pay, or shall cause the occupant of the Players' Premises to pay the additional Percentage Rent, in the manner set forth in Section 5.3, within five (5) Business Days after the Missouri Gaming Commission provides Notice of such redetermination to Tenant or the occupant of the Players' Premises and if reduction of Percentage Rent is required by such redetermination, Tenant may deduct such amount from ensuing Percentage Rent payment(s).

         5.4.2 Accounting Records. Tenant shall maintain, or shall cause the occupant of Players' Premises to maintain, (at the Premises or at Players' financial offices in Las Vegas, Nevada, or elsewhere, identified to Landlord in writing) accounting books and records in accordance with the Accounting Principles and the Missouri Gambling Law, sufficient to enable Tenant and Landlord to calculate Percentage Rent. Tenant shall preserve, or shall cause the occupant of Players' Premises to preserve books and records relating to each Percentage Rent Year for at least three (3) years after the end of such Percentage Rent Year. If at the conclusion of such period a dispute is pending between Landlord and Tenant regarding the amount of Rent due under this Lease, then Tenant shall continue to preserve, or shall cause the occupant of Players' Premises to preserve such records pending the final disposition of such dispute.

         5.4.3 Landlord's Right to Audit. Within (and in no event later than) one hundred eighty (180) days after the end of each Percentage Rent Year, and more frequently if Landlord should reasonably believe that Tenant's or such occupant's reporting is not true and accurate, Landlord shall be entitled to cause a certified public accounting firm designated by Landlord to audit the books and records relevant to the calculation of Net Gaming Revenue reported by Tenant or such occupant during the preceding Percentage Rent Year. Any audit shall be performed in a reasonable manner, during ordinary business hours and without unreasonably interfering with Tenant's or such occupant's business. If such audit reveals that Net Gaming Revenue was understated, then within five (5) Business Days after receipt of the auditor's report, Tenant shall pay, or cause to be paid the net additional Percentage Rent due on account of the audit corrections. If such audit reveals that Net Gaming Revenue was overstated, then Tenant shall be entitled to a credit against the next payment(s) of Percentage Rent under this Lease in an amount equal to the previous overpayment revealed by the audit corrections. Any adjusting payment on account of previous overpayment or underpayment shall bear interest at the Prime Rate from the date it would have been paid (or the date of Tenant's previous overpayment, if applicable) had Tenant's or such occupant's reports and monthly returns been correct until the date actually paid or credited. If Percentage Rent was understated by more than three percent (3%) for the period audited, then Tenant shall pay, or cause such occupant to pay the reasonable cost of such audit; otherwise the audit shall be conducted at Landlord's expense. The rights provided herein shall survive the termination or expiration of the Term for three full Fiscal Years (plus any partial Fiscal Year remaining in the year of termination or expiration of this Lease, as the case may be).

         5.4.4 Confidentiality. Landlord shall preserve the confidentiality of all information obtained hereunder relating to Net Gaming Revenue from Players' Premises, except in any litigation or arbitration proceedings between the parties, when compelled by judicial or administrative order, or when advised by counsel that disclosure is required to comply with applicable securities Law.

         5.4.5 Substitute Percentage Rent. After the Commencement Date (Percentage Rent), with respect to any period from the date an Operating Covenant Default has occurred and Landlord has given Tenant Notice of such Operating Covenant Default and continuing until such Operating Covenant Default is cured (such period during which an Operating Covenant Default has occurred and is continuing being referred to as a "Substitute Period"), Tenant shall pay, or cause the occupant of the Players' Premises to pay, during any Substitute Period arising due to an Operating Covenant Default, an amount (the "Default Substitute Percentage Rent") equal to the greater of (A) Percentage Rent allocable to such Substitute Period and (B) Average Percentage Rent (hereinafter defined). After the Commencement Date (Percentage Rent), with respect to any period from the date Landlord has failed to receive its Percentage Rent Approval (or such Percentage Rent Approval is revoked or suspended) and the Missouri Gaming Commission (or other gaming authority whose actions have led to an Unsuitability Determination affecting Landlord) permits payment of Approved Substitute Percentage Rent (hereinafter defined) by Tenant to Landlord (such period during which Landlord no longer has its Percentage Rent Approval also being referred to as a

"Substitute Period"), Tenant shall pay during any Substitute Period arising due to Landlord's failure to have Percentage Rent Approval an amount equal to Average Percentage Rent, but in no event shall Average Percentage Rent exceed the Percentage Rent otherwise allocable to such Substitute Period (the "Approved Substitute Percentage Rent", such Default Substitute Percentage Rent and Approved Substitute Percentage Rent being sometimes hereinafter collectively referred to as the "Substitute Percentage Rent"). "Average Percentage Rent" is a daily amount equal to the Percentage Rent payable for the two preceding Percentage Rent Years divided by 730, which daily amount is then multiplied by the number of days in a Substitute Period, provided that if the Premises have been operating for fewer than two full Percentage Rent Years, the daily amount shall equal the Percentage Rent payable for the period from the Commencement Date (Percentage Rent) through the day preceding the commencement of a Substitute Period divided by the number of days in such measuring period and further provided that if a Substitute Period has previously occurred during the applicable measuring period for Average Percentage Rent, Landlord shall reasonably adjust the amount to be used as the daily amount for Average Percentage Rent to reflect an average daily Percentage Rent during periods of operation in accordance with Section 7.1.

         5.4.6 Assignment of Percentage Rent to Landlord. Tenant hereby assigns to Landlord all of its right, title and interest in and to and with respect to the Percentage Rent payable under the Players' Lease and its rights under the Parent Guaranty (as defined in the Players Lease) and any other Sublease of Players' Premises (which for purposes hereof shall include Substitute Percentage
Rent), including without limitation Tenant's right to receive all Percentage Rent, Substitute Percentage Rent and all reports and returns under Section 5.2.1 of the Players' Lease, Tenant's right to audit books and records pursuant to
Section 5.2.3 thereof, the rights to enforce payment of Percentage Rent and Substitute Percentage Rent in Landlord's own name or in the name of Tenant and all other remedies of Tenant on a Default in the payment of Percentage Rent and Substitute Percentage Rent afforded Tenant under the Players' Lease or such other Lease. Tenant also hereby assigns to Landlord the rights in all insurance proceeds payable with respect to the Termination Payment (as defined in the Players Lease) and Tenant agrees to direct Players to name Harrah's as the insured in the insurance policy insuring the Termination Payment. So long as Players performs its obligations under the Players' Lease, Tenant's obligations under Sections 5.4, 5.4.1, 5.4.2 and 5.4.5 hereof shall be deemed satisfied.

         5.5 Additional Rent. In addition to Fixed Rent and Percentage Rent, Tenant shall pay Landlord, as additional rent under this Lease, all Additional Rent, as and when same is due any payable and before any interest or penalty may attach for nonpayment thereof.

         5.6 No Conditional Payment. No payment by any party of a lesser amount than the total of all sums due hereunder shall be deemed to be other than on account of the sums then due, applied in inverse priority of their due dates, nor shall any endorsement or statement on any check, other payment or accompanying letter or other communication or notice be deemed an accord and satisfaction. Any party may accept such payment in cash or negotiate such check or other payment without prejudice to that party's right to recover the balance of such sums or to pursue any other remedy provided in this Lease or otherwise available, regardless of whether that party makes any notation on such instrument of payment or otherwise notifies the other party that such acceptance, cashing or negotiation is without prejudice to any of that party's rights.

         5.7 Interest on Overdue Rent. Unless otherwise provided herein, all Rent (other than Percentage Rent, Approved Substitute Percentage Rent and Default Substitute Percentage Rent, which shall be due as provided in
Section 5.4.1) owed by Tenant to Landlord shall be due ten (10) calendar days from the date the Landlord renders statements of account or invoices therefor. If any Rent (including, without limitation, Percentage Rent, Approved Substitute Percentage Rent and Default Substitute Percentage Rent) is not received by Landlord within one Business Day after the date due, Tenant agrees to pay to Landlord, interest at the Prime Rate plus eight percent (8%) but not in excess of the Criminal Usury Rate (the "Default Rate") on the overdue amount from the date such obligation was due until paid.


6.       ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS.

         6.1 Landlord's Net Return. The parties intend that this Lease shall constitute a "net lease," so that the Fixed Rent, Percentage Rent and Substitute Percentage Rent shall provide Landlord with "net" return for the Term, free of any expenses or charges with respect to the Premises, except as specifically provided in this Lease. Accordingly, Tenant shall pay as Additional Rent and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, each and every item of expense, of every kind and nature whatsoever, related to or arising from the Premises, or by reason of or in any manner connected with or arising from the development, leasing, operation, management, maintenance, repair, use or occupancy of the Premises, the Shoreside Complex, Tenant's Property or any portion thereof. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any of the following incurred by Landlord: (a) principal, interest, or other charges payable under any Fee Mortgage; (b) depreciation, amortization, financing or refinancing costs incurred by Landlord with respect to the Fee Estate or the Premises; (c) consulting, overhead, travel, legal, staff, and other similar costs incidental to Landlord's ownership of the Premises, other than reasonable attorneys' fees incurred by Landlord and payable by Tenant pursuant to express provisions of this Lease; and (d) any costs arising from or pursuant to any instrument or agreement affecting the Premises that is not a Permitted Exception and to which Landlord is a party and Tenant is not a party.

         6.2 Impositions. For any period within the Term (with daily proration for periods partially within the Term and partially outside the Term), Tenant shall pay and discharge, before failure to pay the same shall create a material risk of forfeiture or give rise to a penalty, all Impositions. Landlord shall arrange for direct billing of all Impositions to Tenant. Tenant shall also pay all interest and penalties assessed by any Government on account of late payment of any Imposition, unless Tenant has not received notice of such Imposition due to Landlord's failure to arrange for such direct billing.

         6.3 Assessments in Installments. To the extent that may be permitted by law, Tenant shall have the right to apply for conversion of any assessment to cause it to be payable in installments. After such conversion, Tenant shall pay and discharge only such installments of such assessment as shall become due and payable during the Term.

         6.4 Combined Tax Lots. If, as of the Commencement Date, the Premises are part of a tax lot (a "Combined Tax Lot") that includes any land or improvements other than the Premises, then the parties shall diligently and expeditiously cooperate (including by bringing such proceedings as may be necessary), all at Landlord's expense, including Tenant's reasonable attorneys' fees, to cause the Combined Tax Lot to be divided so that the Premises (including the Fee Estate and the Leasehold Estate) shall be a single separate tax lot that is no longer a Combined Tax Lot. Pending such division of the Combined Tax Lot: (a) each party shall promptly provide the other with a copy of any tax bill received by such party relating to the Combined Tax Lot; (b) Tenant shall pay a portion of the Impositions assessed with respect to the Combined Tax Lot equal to the estimated assessment of the Premises [which shall include, without limitation, one hundred percent (100%) of Impositions attributable to the Shoreside Complex and other improvements made by Tenant or any Subtenant] divided by the assessment of the Combined Tax Lot; (c) the estimated assessment for the Premises shall be determined, to the extent possible, based on preliminary information from the tax assessment authorities and otherwise by Tenant, in consultation with Landlord (and, in any event, when the assessment of the Premises has been determined the parties shall make such adjusting payments [with interest at the Prime Rate] as shall be appropriate to compensate for errors in the estimated payments previously made); and (d) if Tenant fails to pay its share of taxes and charges for the Combined Tax Lot before delinquency and such failure continues for ten (10) Business Days after Notice from Landlord, then Landlord shall in addition to all other remedies provided in this Lease be entitled to pay Tenant's unpaid Impositions with respect to the Combined Tax Lot, and Tenant shall promptly upon demand reimburse Landlord's advances made on Tenant's account.

         6.5 Direct Payment by Landlord. If any Imposition or other item of Rent required to be paid by Tenant is required by applicable Laws to be paid directly by Landlord, then: (a) Landlord appoints Tenant as Landlord's attorney in fact for the purpose of making such payment; and (b) if the Person entitled to receive such payment refuses to accept it from Tenant, then Tenant shall give Landlord Notice of such fact no later than ten (10) days prior to the date such payment is due, shall accompany such Notice with such payment and shall include in such Notice reasonable instructions as to the further remittance of such payment. Landlord shall with reasonable promptness comply with Tenant's reasonable instructions and shall assume responsibility for interest and penalties resulting from Landlord's failure to do so.

         6.6 Utilities. Tenant shall pay all fuel, gas, light, power, water, sewage, garbage disposal, telephone and other utility charges, and the expenses of installation, maintenance, use and service in connection with the foregoing, relating to the Premises, the Venture Premises or the Shoreside Complex during the Term.

7.       USE.

         7.1 Permitted Uses. After the Commencement Date (Percentage Rent) Tenant shall or shall cause the occupant thereof to, except as herein otherwise specifically provided, continuously occupy and use the Players' Premises for the conduct of Gambling Activity as required by Section 7.1 of the Players' Lease. The remainder of the Shoreside Complex shall be used in a manner that will comply with all Permitted Exceptions.

         7.2 Tenant's Failure to Operate the Business. In the event neither Tenant nor an occupant of the Players' Premises at any time after the Commencement Date (Percentage Rent) shall continuously operate, or cause to be operated the Players' Premises in the manner set forth in Section
7.1 and Exhibit E hereto, or shall vacate the Players' Premises prior to the expiration of the Term hereof, the parties agree that irreparable harm and damages, which damages are not readily ascertainable, shall be caused to Landlord. The parties therefore agree that in such event Landlord, at its option, shall be entitled to the rights and remedies provided in Section 27.2 of this Lease.


8.       LAWS.

         8.1 Compliance with Law. During the Term, Tenant shall, at its own expense, observe and comply with all Laws affecting the Premises and/or the Shoreside Complex. Notwithstanding the foregoing, Tenant shall have the right to contest any such Laws in accordance with this Lease. Tenant shall (so long as HMHC is a partner in Tenant and is prepared to meet its obligations under the Joint Venture Agreement) make any Mandated Alterations with respect to the Premises and/or the Shoreside Complex required by Law arising during the Term.

         8.2 Licenses and Permits. Tenant shall procure, in a timely manner, every permit, license, certificate or other authorization required in connection with the lawful and proper maintenance, operation, use and occupancy of the Premises or required in connection with any improvements erected on the Premises or with respect to the Shoreside Complex and comply with all such permits, licenses, certificates and other authorizations, unless Tenant is prevented from so performing by the acts or omissions of HMHC.

         8.3 Environmental Matters.

         8.3.1 Compliance. All activities upon the Premises shall comply with Environmental Law.

         8.3.2 No Violations. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, handled, used, generated, released into the environment, or disposed of, on, under, from, or about the Premises (which for purposes of this Section shall include, without limitation, subsurface soil and groundwater) without the prior written consent of Landlord. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to such Hazardous Materials and may further require that Tenant demonstrate to the Landlord that such Hazardous Materials are necessary or useful to

Tenant's business and will be generated, stored, handled, used, and disposed of in a manner that complies with Environmental Law and with good business practices. Tenant acknowledges and agrees that Landlord may reasonably utilize an environmental consultant to assist in determining conditions of approval and monitoring in connection with the presence, storage, generation, handling, or use of Hazardous Materials on or about the Premises by Tenant or Tenants' agents, employees, invitees or Subtenants.

         8.3.3 Cost of Compliance. If the presence of any Hazardous Materials (other than Preexisting Hazardous Materials [hereinafter defined]) on, under, from, or about the Premises results in (i) injury to any individual, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, then Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Without limiting any other rights or remedies of Landlord under this Lease or at law or in equity, Tenant shall pay the cost of any cleanup work performed on, under, or about the Premises as required by this Lease or Environmental Law in connection with the investigation, monitoring, removal, and disposal of such Hazardous Materials.

         8.3.4 Remediation. Notwithstanding any other provision of this Section, Tenant shall not, without Landlord's prior written consent which consent shall not unreasonably be withheld, take any remedial action in response to the presence of any Hazardous Materials on, under, from, or about the Premises, or enter into any settlement agreement, consent decree, or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from, or about the Premises (i) poses an immediate threat to the health, safety, or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary or appropriate and it is not possible to obtain Landlord's prior written consent before such response.

         8.4 Disclosure. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete, and legible copies of, all of the following relating to the Premises or to Tenant's activities at the
Premises:

         8.4.1 Reports. Reports and other documents filed by Tenant with any governmental agency or body pursuant to Environmental Law including, without limitation, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and environmental audits or assessments relating to water discharges, air pollution, waste generation or disposal, underground or aboveground storage tanks, or Hazardous Materials;

         8.4.2 Notices. All correspondence, notices, information requests, complaints, pleadings, legal documents, and other documents received by Tenant from any Government agency related to Hazardous Materials;

         8.4.3 Environmental Audits. All environmental audits or assessments (even those which may be characterized as confidential);

         8.4.4 Orders. All orders, reports, notices, listings, and correspondence (including those which may be considered confidential) of or concerning the release, investigation, compliance, cleanup, remedial or corrective action, or abatement of Hazardous Materials, whether or not required by Environmental Law; and

         8.4.5 Pleadings. All correspondence, notices, information requests, complaints, pleadings, and legal documents filed against Tenant related to Tenant's use, handling, storage, or disposal of Hazardous Materials.

         8.5 Indemnification. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and their respective directors, officers, partners, beneficiaries, employees, authorized agents, affiliates, representatives, and mortgagees from and against any and all liabilities, losses, damages (including, without limitation, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises), diminution in the value of the Premises, judgments, fines, demands, claims, recoveries, deficiencies, costs, and expenses (including, without limitation, reasonable attorneys' fees, disbursements and court costs, and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of:

                  (i) the breach by Tenant of any of its covenants or representations made or to be made pursuant to Sections 8.3, 8.4 and, this Section 8.5 and 8.6 hereof, or

                  (ii) the presence (except for Preexisting Hazardous Materials), use, handling, generation, storage, treatment, or on-site or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises by Tenant or Tenant's agents, employees, invitees or Subtenants, and specifically including, without limitation, the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation, monitoring, and removal of Hazardous Materials [except for Preexisting Hazardous Materials]) or detoxification of the Premises or other property where such Hazardous Materials have come to be located, and the preparation of any closure or other required plans, whether such action is required or necessary during the term of this Lease or after the expiration of this Lease.

         8.6 Tenant's Further Responsibility at Termination or Expiration of Lease.

         8.6.1 Surrender. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under, or about the Premises as a result of any acts or omissions of Tenant or Tenant's agents, employees, invitees or Subtenants, and (ii) no such Hazardous Materials exist on, under, or about the Premises other than as specifically identified to Landlord by Tenant in writing.

        8.6.2 Storage Tanks. Any and all underground or aboveground storage tanks on the Premises, along with their respective piping, pumps, dispensing equipment, and dispensing islands, are not fixtures but are part of Tenant's Property. Tenant shall remove all such property from the Premises upon termination of this Lease. Such removal shall comply with Environmental Law. Any agreement by Landlord that Tenant may abandon such Tenant's Property on the Premises must be in writing.

         8.7 Landlord's Environmental Remedies.

         8.7.1 Inspection Rights. Landlord shall have the right, but not the obligation, subject to the provisions of Article 25 hereof, to inspect, investigate, sample, and monitor the Premises at any time to determine whether Tenant is complying with the terms of this Article, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records, and personnel.

         8.7.2 Self Help. If Tenant is not in compliance with any of the provisions of this Article, or in the event of a release of Hazardous Material (other than Preexisting Hazardous Materials) on, under, from, or about the Premises, Landlord shall have the right, but not the obligation, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article at Tenant's expense, including without limitation, the taking of emergency or long-term remedial action. Landlord shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference.

         8.7.3 Hazardous Material Release. If Landlord has a good-faith reason to believe that Tenant or Tenant's agents, employees, invitees or Subtenants may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, then Landlord may require Tenant, at Tenant's sole cost and expense, to conduct monitoring activities on or about the Premises reasonably satisfactory to Landlord concerning such release of Hazardous Materials on, under, from or about the Premises.

         8.7.4 Clean Up. If Tenant, pursuant to Section 8.6.1, discloses the existence of Hazardous Materials on, under, from, or about the Premises, or if Landlord at any time discovers or is informed that Hazardous Materials (other than Preexisting Hazardous Materials) have been released, disposed of, spilled, or leaked on, under, from, or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials. Landlord, in its sole discretion, may retain a consultant, which shall be at Tenant's sole cost and expense, to review and comment upon such plan. Upon Landlord's approval of such clean-up plan, Tenant shall, at Tenant's sole cost and expense, implement such plan and proceed to clean up such Hazardous Materials as soon as reasonably possible, but in any event within the time period prescribed by any Government authority in accordance with Environmental Law and as required by such plan and this Lease. Tenant acknowledges that Landlord's review of and comments upon such plan will not prevent any governmental agency with appropriate jurisdiction from imposing further or other requirements. All such cleanups and remedial actions shall be at Tenant's sole cost and expense.

         8.7.5 Landlord Participation. Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal or administrative proceedings or actions involving Tenant in connection with any claims, demands, or causes of action arising out of the storage, generation, handling, use, or disposal of Hazardous Materials (other than Preexisting Hazardous Materials) on, under, from, or about the Premises.

         8.7.6 Fees and Expenses. All sums reasonably disbursed, deposited, or incurred by Landlord in connection with its rights and remedies under this Article, including without limitation, all costs, expenses, and actual attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Default Rate from the date 30 days after the date of such demand until paid by Tenant.

         8.8 Landlord's Indemnity. Landlord and Tenant are each in possession of a copy of the Phase I Environmental Assessment Report dated October 17, 1995 performed by Espey, Huston & Associates, Inc. (the "Assessment"). To the best knowledge of Landlord, based solely on the Assessment, there are no Hazardous Materials on the Premises. Landlord shall defend, fully indemnify and hold free and harmless Tenant from and against all claims, judgments, damages, penalties, fines, costs, liabilities or losses and costs of remediation, if any, that arise after the Commencement Date, and that are imposed on or paid by or asserted against Tenant by reason of or on account of Hazardous Materials which were present at any time or times on the Premises prior to the Commencement Date (the "Preexisting Hazardous Materials").


9.       MAINTENANCE AND ALTERATIONS.

         9.1 Obligation to Maintain. During the Term, Tenant shall keep and maintain the Premises and the Shoreside Complex in good order, condition and repair and for so long as Tenant is the Partnership in accordance with the provisions of the Joint Venture Agreement and the provisions of Article
28 of this Lease, subject to Casualty and Condemnation (governed by the separate applicable provisions of this Lease), reasonable wear and tear, and any other conditions that Tenant is not required to repair pursuant to this Lease.

         9.2 Tenant's Right to Perform Alterations. At Tenant's sole cost and expense, Tenant shall be entitled but not required to make and from time to time alter, modify or reconstruct, any improvements, repairs, or alterations to the Premises without Landlord's consent subject to the provisions of this Lease, as Tenant shall consider necessary or appropriate. Tenant shall perform all construction work in connection with any improvement, repair or alteration to the Premises or the Shoreside Complex in compliance with all Laws and Permitted Exceptions.

10.      PROHIBITED LIENS.

         10.1 Tenant's Covenant. Tenant shall provide Landlord a performance and payment bond, satisfactory to Landlord, naming Landlord as a dual obligee for all construction work undertaken on the Premises. Tenant shall not suffer or permit any Prohibited Lien to be filed. If a Prohibited Lien is filed then Tenant shall, within thirty (30) days after receiving Notice of such filing (but in any case within fifteen (15) days after receipt of Notice of commencement of foreclosure proceedings), commence and then prosecute appropriate action to cause such Prohibited Lien to be paid, discharged or bonded (by issuance to Landlord of a title insurance endorsement insuring against all loss or damage arising pursuant to such Prohibited Lien). Nothing in this Lease shall be construed to restrict Tenant's right to contest the validity of any Prohibited Lien and to pursue Tenant's position to a final judicial determination provided that an appropriate and adequate title insurance endorsement is issued to Landlord to assure that there may be no forfeiture (including any judicial or foreclosure sale) of the Leasehold Estate or the Fee Estate.

         10.2 Protection of Landlord. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant or any Subtenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the Fee Estate. Nothing in this Lease shall be deemed or construed in any way to constitute Landlord's consent or request, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, equipment or material supplier for the performance of any labor or the furnishing of any materials or equipment for any improvement, alteration or repair of, or to, the Premises, or any part of the Premises, nor as giving Tenant or any Subtenant any right, power or authority to contract for, or permit the rendering of, any services, or the furnishing of any materials that would give rise to the filing of any liens against the Fee Estate. Tenant shall Indemnify Landlord against any work performed on the Premises and/or the Shoreside Complex for or by Tenant or any Subtenant.


11.      INDEMNIFICATION; LIABILITY OF LANDLORD.

         11.1 Mutual Indemnity Obligations. Landlord and Tenant shall each Indemnify the other against: (a) any wrongful act, wrongful omission or negligence of the Indemnitor (and, in the case of Tenant, that of any Subtenants) or its or their partners, directors, officers, or employees; and (b) any breach or default by the Indemnitor under this Lease. In addition to and without limiting the generality of the foregoing indemnity, Tenant shall Indemnify Landlord against all the following matters (except to the extent any claim arises from any wrongful act, wrongful omission or gross negligence of Landlord): (x) the conduct, management or occupancy of or from any work or activity performed in and on the Premises and/or the Shoreside Complex during the Term; (y) the condition of the Premises and the Shoreside Complex or any adjoining street, curb or sidewalk, or of any vaults, tunnels, passageways or space under, adjoining or appurtenant thereto; and (z) any accident, injury or damage whatsoever caused to any individual or property occurring during the Term, in or on the Premises, the Shoreside Complex or upon or under any adjoining sidewalks or appurtenant street, curb, vaults, tunnel, passageway or space. Furthermore, Tenant agrees to pay, and to Indemnify Landlord against, reasonable legal costs, including reasonable counsel fees and disbursements, incurred by Landlord in obtaining possession of the Premises and the Shoreside Complex if Tenant fails to surrender possession upon the expiration or earlier termination of the Term. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to Indemnify Landlord from or against Landlord's intentional acts or omissions or gross negligence.

         11.2 Liability of Landlord. Tenant is and shall be in exclusive control and possession of the Premises and Shoreside Complex during the Term as provided in this Lease. Subject to Section 11.1, Landlord shall not be liable for any injury or damage to any property or to any individual occurring on or about the Premises or the Shoreside Complex. Furthermore, subject to Section , Landlord shall not be liable for any injury or damage to any property of Tenant, Subtenants or of any other person, during the Term. The provisions of this Lease permitting Landlord to enter and inspect the Premises and Shoreside Complex are intended to allow Landlord to be informed as to whether Tenant and Subtenants are complying with the agreements, terms, covenants and conditions of this Lease, and to the extent permitted by this Lease, to perform such acts required by this Lease as Tenant or Subtenants shall fail to perform. Such provisions shall not be construed to impose upon Landlord any liability to third parties.

         11.3 Indemnification Procedures. Wherever this Lease requires an Indemnitor to Indemnify an Indemnitee, the following procedures and requirements shall apply:

         11.3.1 Prompt Notice. The Indemnitee shall give the Indemnitor prompt Notice of any claim. To the extent, and only to the extent, that both (a) the Indemnitee fails to give prompt Notice and (b) the Indemnitor is thereby prejudiced, the Indemnitor shall be relieved of its indemnity obligations under this Lease.

         11.3.2 Selection of Counsel. The Indemnitor shall be entitled to select counsel (reasonably acceptable to the Indemnitee, but counsel to the Indemnitor's insurance carrier shall be deemed satisfactory). Notwithstanding anything to the contrary in the preceding sentence, the Indemnitee, unless the Indemnitee or an Affiliate of the Indemnitee has previously approved the selection of counsel as a partner of Indemnitor, shall be entitled to select the Indemnitee's own counsel and be represented by such counsel, and if the Indemnitee selects its own counsel, then such counsel shall consult and reasonably cooperate with the Indemnitor's counsel and the Indemnitor and the Indemnitee shall each pay fifty percent (50%) of the reasonable attorneys' fees of the Indemnitee's counsel.

         11.3.3 Settlement. The Indemnitor may, with the consent of the Indemnitee, not to be unreasonably withheld, settle the claim, except that no consent by the Indemnitee shall be required as to any settlement by which (x) the Indemnitor procures (by payment, settlement, or otherwise) a release of the Indemnitee pursuant to which the Indemnitee is not required to make any payment whatsoever to the third party making the claim, (y) neither the Indemnitee nor the Indemnitor acting on behalf of the Indemnitee makes any admission of liability, and (z) the continued effectiveness of this Lease is not jeopardized in any way.

         11.3.4 Insurance Proceeds. The Indemnitor's obligations shall be reduced by net insurance proceeds paid to an insured person or entity in satisfaction of an Indemnitee's

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liability to such person or entity or by net insurance proceeds actually collected by the Indemnitee on account of the loss.


12.      RIGHT OF CONTEST.

         Tenant shall have the right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Imposition or Prohibited Lien; the valuation, assessment or reassessment (whether proposed or final) of the Premises or Shoreside Complex for purposes of real estate taxes; the validity of any Law or the application of any Law to the Premises or Shoreside Complex. Tenant may defer payment of the contested Imposition, Prohibited Lien or compliance with the contested Law pending the outcome of such contest, provided that such deferral does not subject the Premises to risk of imminent forfeiture or Landlord to any risk of criminal liability; that any Prohibited Lien is bonded pending such contest and thereafter removed permanently as required by Section
10.1 hereof. Landlord shall not be required to join in any such contest proceedings unless a Law shall require that such proceedings be brought in the name of Landlord as owner of the Fee Estate. In such case, Landlord shall cooperate with Tenant so as to permit such proceedings to be brought in Landlord's name. In addition to, and without limiting, Landlord's obligations under the preceding sentence, Landlord appoints Tenant as Landlord's attorney-in-fact, irrevocably, with full power of substitution, to execute and deliver any documentation, and to otherwise act on Landlord's behalf to the full extent Landlord could and in Landlord's place and stead, in any such proceeding. This appointment is coupled with an interest and is irrevocable. Tenant shall pay all costs and expenses (including attorneys' fees) incident to such proceedings. Tenant shall Indemnify Landlord against such contest. Tenant shall be entitled to any refund of any Imposition (and penalties and interest paid by Tenant) based upon Tenant's prior overpayment of such Imposition, whether such refund is made during or after the Term. Upon termination of Tenant's contest of an Imposition, Tenant shall pay the amount of such Imposition (if any) as has been finally determined in such proceedings to be due, together with any costs, interest, penalties or other liabilities in connection with such Imposition. Upon final termination of Tenant's contest of a Law, Tenant shall comply with such final determination. Provided no Event of Default has occurred, Landlord shall not enter any objection to any contest proceeding undertaken by Tenant pursuant to this Article. Provided no Event of Default has occurred, Tenant's right to contest any Imposition or the valuation, assessment or reassessment of the Premises for tax purposes shall be to the exclusion of Landlord, and Landlord shall have no right to contest the foregoing without Tenant's consent, not to be unreasonably withheld.


13.      INSURANCE.

         13.1 Tenant to Insure. Tenant shall, at Tenant's sole cost and expense, during the Term, obtain and maintain the insurance specified on Exhibit F to this Lease.



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



14.      DAMAGE OR DESTRUCTION.

         14.1 Notice; No Rent Abatement; Restoration Obligations. Tenant shall promptly give Landlord Notice of any Casualty. There shall be no abatement or reduction of Rent on account of a Casualty. Except as otherwise set forth below, Tenant shall restore the Shoreside Complex as provided in the Joint Venture Agreement, the Players' Lease and the Harrah's Lease unless the Partnership is no longer the Tenant in which case Tenant shall restore the Shoreside Complex as nearly as may be practicable to its condition, quality, and class immediately prior to such Casualty.

         14.2 Lease Termination for Casualty. This Lease shall not, so long as no Default has occurred and is then continuing, terminate or be terminated by reason of any Casualty unless Tenant determines not to restore the Premises and/or Shoreside Complex or sufficient portion thereof to continue operation of the Premises. It shall be a condition of Tenant's right to agree to a termination of this Lease that all Prime Mortgagee(s) whose Prime Mortgage(s) grant them the power to withhold consent to such termination shall have consented to or joined in such termination agreement. If Tenant and the other parties so agree, Tenant shall have the right to terminate this Lease, subject to the Reciprocal Easement Agreement, upon the date specified in Tenant's Notice to Landlord, whereupon Tenant shall remove Tenant's Property, demolish damaged improvements and restore the Premises as nearly as possible to their condition prior to construction of the Shoreside Complex and surrender the Premises to Landlord; all casualty or hazard insurance proceeds from any insurance carried by either Landlord or Tenant with respect to the Premises or Shoreside Complex shall be paid to the Tenant and shall be distributed in accordance with the terms of the Joint Venture Agreement. Notwithstanding the foregoing, if this Lease is terminated as aforesaid within the last three (3) years of the Term hereof such insurance proceeds shall be payable to Landlord.


15.      CONDEMNATION.

         15.1 Substantial Condemnation. If a Substantial Condemnation of the Premises or the Shoreside Complex shall occur, then this Lease shall terminate as of the effective date of such Substantial Condemnation, and the Rent shall be apportioned accordingly. The proceeds of the Substantial Condemnation shall be allocated between Landlord and Tenant as follows: first, Landlord shall be entitled to receive such portion of the award, as shall equal the book value of the Premises taken plus the present value of Percentage Rent that would have been paid but for such termination; and second, Tenant shall be entitled to receive the entire remaining balance of any such award or awards. All determinations of value required by the preceding sentences shall be made as if the Condemnation had never occurred, the Leasehold Estate had not been terminated, and the Lease had continued for the remainder of the Term.

         15.2 Insubstantial Condemnation. If an Insubstantial Condemnation shall occur, then any award or awards shall be applied in accordance with the provisions of the Joint Venture Agreement and after dissolution of the Partnership or the Partnership no longer is the Tenant first to reconfiguration and reconstruction of any remaining part of the improvements not so taken. Tenant shall perform such repair, restoration or reconstruction in accordance with applicable requirements of this Lease. The balance of any such award or awards remaining

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



after the repair, restoration or reconstruction shall be distributed to Landlord and Tenant as if they were proceeds of a Substantial Condemnation affecting only the portion of the Premises taken.

         15.3 Other Governmental Action. In the event of any action by any Government not resulting in a Condemnation but creating a right to compensation, such as the changing of the grade of any street, then this Lease shall continue in full force and effect without reduction or abatement of Rent and Tenant shall be entitled to receive the award or payment made in connection with such action. Notwithstanding the foregoing, Landlord shall be entitled to receive such award or payment if such right to compensation is established within the last three
(3) years of the Term.

         15.4 Settlement or Compromise. Neither Landlord or Tenant shall settle or compromise any Condemnation award without consent by the other party and by any Subtenant whose Sublease provides for such right of consent.

         15.5 Prompt Notice. If either party becomes aware of any Condemnation or threatened or contemplated Condemnation, then such party shall promptly give Notice thereof to the other party.


16.      TRANSFERS.

         16.1 By Tenant. For so long as the Partnership is Tenant and HMHC is a partner thereof, Tenant shall only Transfer all or part of the Leasehold Estate in accordance with the provisions of the Joint Venture Agreement. If the Partnership is no longer Tenant, Tenant shall not Transfer, except as is provided under Section 17.2, all or part of the Leasehold Estate without Landlord's consent, which consent shall not be unreasonably withheld. Tenant agrees, without limiting the exercise of Landlord's reason, that Landlord would be reasonable in not consenting to any Transfer to a Transferee that is
(i) a Prohibited Person (Tenant), or (ii) for the period (the "Prohibition Period") ending on the seventh anniversary of the Effective Date (as defined in the Joint Venture Agreement) a Prohibited Person (as defined in the Joint Venture Agreement) or (iii) fails to satisfy the criteria established in Exhibit
G. Except as is provided under 17.2, any Transfer in the nature of an assignment shall require the assignee to assume all obligations of Tenant under this Lease in writing in form and substance reasonably acceptable to Landlord.

         16.2 By Landlord. Landlord shall not transfer the Fee Estate to a Prohibited Person (Landlord).


17.      MORTGAGES.

         17.1 Landlord's Rights. Landlord shall have the right to execute and deliver Fee Mortgage(s) at any time and from time to time during the Term, provided that (a) the Fee Mortgage by its terms recites that it is subordinate to this Lease and any and all estates arising from this Lease; and (b) the proposed Fee Mortgagee is not a Prohibited Person (Landlord).

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



Any Fee Mortgage entered into in violation of the preceding sentence shall be null and void. If Landlord executes and delivers a Fee Mortgage, then Landlord shall within ten (10) Business Days provide Tenant with a copy of such Fee Mortgage. If a Fee Mortgagee forecloses under its Fee Mortgage or accepts a deed in lieu of such foreclosure, then this Lease shall continue in full force and effect and Tenant shall attorn to the holder of the Fee Estate as successor Landlord under this Lease (subject to the limitations on such Fee Mortgagee's liability for defaults of its Mortgagor, as are provided in this Lease). Such attornment shall in no way diminish or impair Tenant's rights and remedies against Landlord hereunder or require waiver of any Landlord default. Tenant shall not be required to join in any Fee Mortgage or subordinate this Lease to any Fee Mortgage.

         17.2 Tenant's Rights. Tenant shall have the right, without Landlord's consent, to execute and deliver Prime Mortgage(s) to any Institutional Lender(s) encumbering this Lease and the Leasehold Estate, that is not a Prohibited Person (Tenant). Tenant shall not grant a Prime Mortgage to any Person other than an Institutional Lender(s) that is not a Prohibited Person (Tenant) or, during the Prohibition Period to a Prohibited Person, without first obtaining Landlord's prior written consent, which consent shall not unreasonably be withheld. Landlord shall not be required to join in or "subordinate" the Fee Estate to any Prime Mortgage.

         17.3 Effect of a Prime Mortgage. Tenant's making of a Prime Mortgage shall not be deemed to constitute an assignment or transfer of the Leasehold Estate, nor shall any Prime Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee or transferee or mortgagee in possession of the Leasehold Estate so as to require such Prime Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant's obligations under this Lease except when, and then only for so long as, such Prime Mortgagee has entered into possession of the Premises in the exercise of its remedies under its Prime Mortgage (as distinct from its rights under this Lease to cure Defaults or exercise Mortgagee's Cure Rights). No Prime Mortgagee (or purchaser at a foreclosure sale held pursuant to a Prime Mortgage) shall be liable under this Lease unless and until such time as it becomes, and then only for so long as it remains, the owner of the Leasehold Estate.

         17.4 Sale and Leaseback. If Tenant sells, assigns, transfers or otherwise conveys the Leasehold Estate to an Institutional Lender and Tenant or an Affiliate of Tenant substantially concurrently enters into or reserves, retains or receives a Sublease of the Premises or similar interest, then: (a) such third party shall be deemed to be a "Prime Mortgagee" and the Sublease shall be deemed to be a "Prime Mortgage"; and (b) such third party shall not be deemed to have assumed or become liable under this Lease except to the extent that such third party has exercised remedies against Tenant under Tenant's Sublease functionally equivalent to foreclosure under a Prime Mortgage or acceptance of an assignment in lieu thereof.

         17.5 Modifications Required by Prime Mortgagee. If any Prime Mortgagee or prospective Prime Mortgagee shall require any modification(s) of this Lease (including clarifications and supplements to Mortgagee's Cure Rights), then Landlord shall, at Tenant's request, promptly execute and deliver to Tenant such instruments in recordable form effecting such modification(s) as such Prime Mortgagee or prospective Prime Mortgagee shall require, provided that such modification(s): (i) do not materially adversely affect any of Landlord's

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



rights or materially increase any of Landlord's obligations under this Lease and
(ii) are consistent with the customary requirements of Institutional Lenders making loans secured by similar collateral, or are required by banking, insurance or similar laws and regulations setting forth provisions that must appear in a lease in order for such lease to be accepted as security by the Prime Mortgagee or prospective Prime Mortgagee requesting the change.

         17.6 Further Assurances. Upon request by Tenant or by any existing or prospective Prime Mortgagee, Landlord shall deliver to the requesting party a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming the rights of Prime Mortgagees under this Lease.

         17.7 Protection of Fee Mortgagees. If Tenant shall give Landlord any Notice of Default, then Tenant shall simultaneously give a copy of such Notice of Default to all Fee Mortgagee(s) provided that Tenant shall have received Notice of their names and addresses and their Fee Mortgage(s) shall not have been satisfied or discharged of record. Such Fee Mortgagee(s) shall be permitted to correct or remedy Landlord's alleged breach or default within the same time within which Landlord is permitted to do so, and with like effect as if Landlord had done so. Tenant's failure to give Fee Mortgagee(s) the Notice required by this Section shall not be a Default by Tenant, but no Notice by Tenant of any default by Landlord shall be legally effective against such Fee Mortgagee(s) unless and until Tenant shall have given such Notice to such Fee Mortgagee(s).

         17.8 Foreclosure. Notwithstanding anything to the contrary in this Lease, any sale of this Lease and of the Leasehold Estate to a Prime Mortgagee or of the Fee Estate to a Fee Mortgagee in any proceedings for the foreclosure of any Prime Mortgage or Fee Mortgage (as applicable), or any assignment, transfer or conveyance to a Prime Mortgagee or a Fee Mortgagee in lieu of such foreclosure, shall not be deemed to violate this Lease.


18.      NOTICE TO LANDLORD OF PRIME MORTGAGES.

         18.1 Initial Notice. If Tenant enters into any Prime Mortgage(s), then the Prime Mortgagee(s) thereunder shall be entitled to the Prime Mortgagee protections provided for under this Lease only from and after such time as Tenant or such Prime Mortgagee has given Landlord Notice of the name and address of such Prime Mortgagee, accompanied by a copy of the executed Prime Mortgage.

         18.2 Change of Address. Any Prime Mortgagee shall be free to change its name and address from time to time by Notice to Landlord. In the event of a change of name, such Notice may be provided either by the original Prime Mortgagee or by the Prime Mortgagee under its new name, without proof of any kind confirming the change of name. Notice of any change of a Prime Mortgagee's identity or address, or of a transfer of a Prime Mortgage, may be made by any means permitted for the original Notice of the Prime Mortgagee's original name and address.

         18.3 Termination of Prime Mortgagee's Rights. If a Prime Mortgagee is entitled to the Prime Mortgagee protections provided for under this Lease, then such entitlement shall not terminate unless and until such time, if any, as the Prime Mortgage shall have been satisfied and discharged of record as evidenced by the written report of a title insurance company licensed in the State or notice to Landlord signed by such Prime Mortgagee.

         18.4 Transfer of Fee Estate. Notice to Landlord of the name and address of a Prime Mortgagee shall bind any subsequent holder of the Fee Estate provided that such Prime Mortgagee's Prime Mortgage was recorded before the deed conveying the Fee Estate to such transferee. The foregoing shall not limit the right of any Prime Mortgagee to give any successor Landlord Notice of the name and address of such Prime Mortgagee, and thereby become entitled, as against such successor Landlord, to all the rights and protections of Prime Mortgagees under this Lease.

         18.5 Landlord's Acknowledgment of Prime Mortgagee. Landlord shall, upon request, acknowledge receipt of the name and address of any Prime Mortgagee (or proposed Prime Mortgagee) and confirm to such Prime Mortgagee that such Prime Mortgagee is (or would be, upon closing of its loan) a Prime Mortgagee and has (or would have) all the rights of a Prime Mortgagee under this Lease and is (or would be) an Institutional Lender, if applicable. Such acknowledgment shall, if requested, be in recordable form. If Landlord reasonably determines that any purported Prime Mortgagee does not or would not qualify as such or as a permitted Institutional Lender, then Landlord shall promptly give Notice of such determination to Tenant and the purported Prime Mortgagee, which Notice shall specify the reasonable basis for such determination.


19.      PROTECTION OF PRIME MORTGAGEES.

         If Tenant at any time or from time to time enters into any Prime Mortgage(s), then so long as such Prime Mortgagee(s) are entitled to the protections provided for under this Lease:

         19.1 Cancellation, Surrender, Amendment, Etc. No voluntary cancellation, termination, surrender, acceptance of surrender, abandonment, amendment, or modification of this Lease shall bind a Prime Mortgagee if done without the prior consent of such Prime Mortgagee, if the Prime Mortgagee requires such consent.

         19.2 Copies of Notices. If Landlord shall give any Notice to Tenant (including any Notice of Default and a Notice of termination of this Lease for any reason), then Landlord shall at the same time and by the same means give a copy of such Notice to each Prime Mortgagee. No Notice to Tenant shall be effective unless and until so given to each Prime Mortgagee. No Event of Default or termination of this Lease predicated upon the giving of Notice to Tenant shall be deemed to have occurred unless like Notice shall have been so given to each Prime Mortgagee at the same time and by the same means, which Notice shall describe in reasonable detail the alleged Default.

         19.3 Tenant's Cure Period Expiration Notice. If Tenant is in Default under this Lease and the cure period applicable to Tenant expires without cure of Tenant's Default, then Landlord shall promptly give Notice of such fact to each Prime Mortgagee, which Notice

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



shall describe in reasonable detail Tenant's Default (a "Tenant's Cure Period Expiration Notice").

         19.4 Right to Perform Covenants and Agreements. Any Prime Mortgagee shall have the right, but not the obligation, to perform any obligation of Tenant under this Lease and to remedy any Default by Tenant. Landlord shall accept performance by or at the instigation of a Prime Mortgagee in fulfillment of Tenant's obligations, for the account of Tenant and with the same force and effect as if performed by Tenant. No such performance by a Prime Mortgagee shall cause such Prime Mortgagee to become a "mortgagee in possession" or otherwise cause such Prime Mortgagee to be deemed to be in possession of the Premises or bound by this Lease. Notwithstanding the foregoing, in the event a leasehold mortgagee of any Subtenant is undertaking the performance of a Non-Monetary Default or the remedy of a Non-Monetary Default, a Prime Mortgagee shall not have the right to undertake the same as long as such leasehold mortgagee is pursuing the performance of such obligation or remedy of such Non-Monetary Default with due diligence and in good faith.

         19.5 Transfer of Tenant's Rights. Tenant may delegate or otherwise transfer to a Prime Mortgagee any or all of Tenant's rights under this Lease, but no such delegation or transfer shall bind Landlord unless and until Landlord shall have received a copy of a written instrument effecting such delegation accompanied by a photocopy of the Prime Mortgagee's fully executed Prime Mortgage. Such delegation or transfer of authority may be effected by the terms of the Prime Mortgage itself, in which case service upon Landlord of an executed counterpart or certified copy of such Prime Mortgage, together with a written notice specifying the provisions of such Prime Mortgage that delegate or transfer such authority to the Prime Mortgagee, shall be sufficient to bind Landlord to such delegation or transfer of rights.

         19.6 Notice of Default and Mortgagee's Cure Rights. Upon receiving any Notice of Default, any Prime Mortgagee shall have the same cure period granted to Tenant under this Lease, plus the additional time provided for below, within which to take (if such Prime Mortgagee so elects) whichever of the actions set forth below shall apply with respect to the Default described in such Notice of Default (such actions, "Mortgagee's Cure"; and a Prime Mortgagee's rights to take such actions, "Mortgagee's Cure Rights"):

         19.6.1 Monetary Defaults and Non-Monetary Defaults Curable Without Obtaining Possession. In the case of a Monetary Default, or a Non-Monetary Default that is reasonably susceptible of being cured by a Prime Mortgagee without obtaining possession of the Premises, Prime Mortgagee shall be entitled (but not required) to cure such Default within a cure period consisting of Tenant's cure period under this Lease extended through the date sixty (60) days after such Prime Mortgagee shall have received Tenant's Cure Period Expiration Notice as to such Default. If the amount of any Monetary Default has not been finally determined (for example, if a dispute has arisen between Landlord and Tenant regarding the proper amount of Percentage Rent), then in place of curing such Monetary Default a Prime Mortgagee shall be entitled instead to (a) cure such Monetary Default to the extent the amount thereof is not in dispute; and
(b) escrow the remaining disputed portion of such Monetary Default into an escrow account established and managed in the manner provided in Section of this Lease. For the purposes of (b) above, in the event an escrow

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



for this purpose is established by Players under Section 3.2 of the Players' Lease, the escrow requirement hereunder shall be deemed to be satisfied.

         19.6.2 Other Non-Monetary Defaults Curable Without Obtaining Possession. In the case of any other Non-Monetary Default (other than a Personal Default or a Non-Monetary Default that is not reasonably susceptible of being cured by a Prime Mortgagee without having possession of the Premises), Prime Mortgagee shall be entitled, but not required, to: (x) within a period consisting of Tenant's cure period for the Default, extended through the date ninety (90) days after receipt of the Tenant's Cure Period Expiration Notice as to such Default, advise Landlord of Prime Mortgagee's intention to take all reasonable steps necessary to remedy such Non-Monetary Default, (y) duly commence the cure of such Non-Monetary Default within such extended period, and thereafter diligently prosecute to completion the remedy of such Non-Monetary Default, subject to Unavoidable Delay, and (z) complete such remedy within a reasonable time under the circumstances, subject to Unavoidable Delay.

         19.6.3 Defaults Curable Only by Obtaining Possession and Personal Defaults. In the case of a Non-Monetary Default that is not reasonably susceptible of being cured by a Prime Mortgagee without obtaining possession of the Premises (including failure to Complete the Shoreside Complex) or a Personal Default by Tenant, Prime Mortgagee shall be entitled (but not required) to do the following, so long as, with respect to any Defaults other than those referred to in this Section, such Prime Mortgagee has exercised or is exercising the applicable Mortgagee's Cure Rights as defined in this Lease:

         19.6.3.1 During Cure Period. At any time during the cure period (if any) that applies to Tenant, extended through the date ninety (90) days after such Prime Mortgagee's receipt of the Tenant's Cure Period Expiration Notice as to such Default, or if no cure period applies to Tenant, then within ninety (90) days after receiving Notice of the Non-Monetary Default, Prime Mortgagee shall be entitled to institute proceedings, and (subject to any stay in any proceedings involving the bankruptcy, insolvency, or reorganization of Tenant or the like, or any injunction, unless such stay or injunction is lifted), diligently prosecute the same to completion subject to Unavoidable Delay to obtain possession of the Premises as mortgagee (including possession by a receiver), or acquire the Leasehold Estate by foreclosure proceedings or otherwise, including delivery of an assignment in lieu of foreclosure (the obtaining of such possession or the completion of such acquisition, "Control of the Premises").

         19.6.3.2 Further Cure Obligations. Upon obtaining Control of the Premises (before or after expiration of any otherwise applicable cure period), Prime Mortgagee shall be entitled (but not required) to proceed with diligence and continuity to cure such Non-Monetary Defaults as are reasonably susceptible of being cured by such Prime Mortgagee (excluding Tenant's Personal Defaults, which Prime Mortgagee shall not be required to cure), subject to Unavoidable Delay.

         19.6.3.3 Law Limitation. If a Prime Mortgagee is a Prohibited Person (Tenant) or is otherwise denied the authority by the Missouri Gaming Commission acting pursuant to the Missouri Gambling Law, or pursuant to any other applicable Law, other

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



than a temporary stay of foreclosure in Tenant's Bankruptcy Proceedings, to obtain Control of the Premises, then the extended cure periods applicable to Non-Monetary Defaults that are not reasonably susceptible of cure without obtaining possession of the Premises shall, from and after such date, no longer be applicable to or benefit such Prime Mortgagee unless such Prime Mortgagee transfers its Prime Mortgage to a Prime Mortgagee that is so qualified.

         19.6.3.4 Operating Covenant Default. Notwithstanding any provision to the contrary in Sections 19.61, 19.62 or 19.63, owing to the severe impact that an Operating Covenant Default will have on the Shoreside Complex and the Premises, the cure period applicable to an Operating Covenant Default shall be limited to that provided in Section 27.1.3.

         19.7 Effect of Cure. A Prime Mortgagee shall not be required to continue to exercise Mortgagee's Cure Rights or otherwise proceed to obtain or to exercise Control of the Premises if and when the Default that such Prime Mortgagee was attempting to cure shall have otherwise been cured.

         19.8 Quiet Enjoyment. So long as the time period for a Prime Mortgagee to exercise Mortgagee's Cure Rights with respect to a Non-Monetary Default by Tenant has not expired (and provided that all Monetary Defaults are cured within Prime Mortgagee's cure period provided for under this Lease), Landlord shall not
(i) re-enter the Premises, (ii) serve a notice of election to terminate this Lease or (iii) bring a proceeding on account of such Default to (A) dispossess Tenant and/or other occupants of the Premises, (B) re-enter the Premises, (C) terminate this Lease or the Leasehold Estate, or (D) otherwise exercise any other rights or remedies under this Lease by reason of such Default. Nothing in the Prime Mortgagee protections provided for in this Lease shall be construed to either (a) extend the Term beyond the expiration date provided for in this Lease that would have applied if no Default had occurred; (b) require any Prime Mortgagee to cure any Personal Default by Tenant; (c) excuse Tenant or any Subtenant from personal liability for the performance of Lease obligations; or
(d) prevent or delay any personal action against Tenant or any Subtenant or any of their respective assets. If however, a Prime Mortgagee shall fail to cure a Default within the time provided to it under this Article 19, Landlord shall be free to exercise all remedies otherwise provided in the Lease or available at law or equity for such Default without further notice or opportunity to Prime Mortgagee to effect cure.

         19.9 Subordinate Liens Affecting Leasehold Estate. Provided the Prohibited Lien does not constitute a lien on the Fee Estate, a Prime Mortgagee shall not be required to discharge a Prohibited Lien that is junior in priority to the lien of its Prime Mortgage, except as necessary to prevent such Prohibited Lien from foreclosing upon the Premises prior to the completion of foreclosure of such Prime Mortgagee's Mortgage (and resulting extinguishment of such junior lien).

         19.10 Prime Mortgagee's Right to Enter Premises. Subject to constraints of applicable Law, including, without limitation, the Missouri Gambling Law, Landlord and Tenant authorize each Prime Mortgagee to enter the Premises as necessary to effect Mortgagee's Cure and take any action(s) reasonably necessary to effect Mortgagee's Cure.

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         19.11 Rights of Prime Mortgagee Upon Acquiring Control. If any Prime
Mortgagee or a purchaser at a foreclosure sale shall acquire Control of the Premises and shall cure all Monetary Defaults and proceed and continue to exercise Mortgagee's Cure Rights and cure all other Defaults in accordance with the provisions of this Lease, then (i) any Personal Defaults by Tenant shall not be asserted against such Prime Mortgagee or any or its direct or remote permitted Transferees; and (ii) Landlord shall recognize any purchaser of the Leasehold Estate pursuant to a foreclosure sale under a Prime Mortgage, or any transferee of the Leasehold Estate under an assignment in lieu of foreclosure, or, if the Prime Mortgagee should be such purchaser or assignee, the Prime Mortgagee and any assignee of the Prime Mortgagee, provided such Person (a) is not a Prohibited Person (Tenant); and (b) assumes in writing all obligations under this Lease.


20.      PRIME MORTGAGEE'S RIGHT TO A NEW LEASE.

         20.1 New Lease. If this Lease shall terminate before its stated expiration date for any reason other than the failure of a Prime Mortgagee to effect cure of any Default within the cure periods provided in this Lease or pursuant to the provisions of Article and Article hereof, then (in addition to any other or previous Notice required to be given by Landlord to a Prime Mortgagee) Landlord shall, within ten (10) Business Days, give Notice of such termination to each Prime Mortgagee entitled to Prime Mortgagee protections under this Lease. Landlord shall, upon a Prime Mortgagee's request given within sixty (60) days after such Prime Mortgagee's receipt of such notice, enter into (and if Landlord fails to do so, shall be deemed to have entered into) a new lease of the Premises, effective as of the Termination Date, for the remainder of the Term on the same terms and provisions contained in this Lease, but excluding any requirements that have already been performed or no longer apply (a "New Lease"), provided such Prime Mortgagee shall, at the time of execution and delivery of such New Lease, pay to Landlord any and all sums then due under this Lease as if this Lease had not been terminated and cure all Defaults other than Personal Defaults of the Tenant. If a Prime Mortgagee enters into a New Lease, then such Prime Mortgagee shall pay all reasonable expenses, including reasonable attorneys' fees, court costs and disbursements, incurred by Landlord in connection with Tenant's Default and the termination of this Lease, the recovery of possession of the Premises, and the preparation, execution and delivery of the New Lease. The following additional provisions shall apply to any New Lease:

         20.2 Form and Priority. Any New Lease shall be in recordable form. Such New Lease shall not be subject to any rights, liens, or interests other than those to which this Lease was subject at the time of its termination or any priority liens established in Tenant's Bankruptcy Proceedings. The provisions of the immediately preceding sentence shall be self- executing. Landlord shall, if requested, execute and deliver such corporate resolutions, partnership certificates and other documents as shall be reasonably necessary to enable the tenant under such New Lease (the "New Tenant") to obtain title insurance with respect to the New Lease, at such New Tenant's expense.

         20.3 Pendency of Dispute. If Landlord and the New Tenant disagree regarding any payment due Landlord in connection with execution of a New Lease, then New Tenant (if an Institutional Lender or a Prime Mortgagee's Agent) shall be deemed to have performed its payment obligation if such New Tenant: (a) pays Landlord the full amount not in controversy and (b) escrows any additional sum claimed to be due by Landlord in an escrow account established and governed in the manner established in Section
3.2 hereof. The parties shall cooperate to determine any disputed amount promptly in accordance with the terms of this Lease or the New Lease, whichever applies.

         20.4 Assignment of Certain Items. Upon execution of a New Lease, Landlord shall assign to New Tenant all of Landlord's right, title and interest in and to: (a) all moneys (including insurance proceeds and Condemnation awards), if any, then held by, or payable to, Landlord that Tenant would have been entitled to receive but for termination this Lease; and (b) all Subleases, subject to Landlord's assignment of rights under the Players' Lease.

         20.5 Preservation of Subleases. Between the Termination Date and the date of execution and delivery of a New Lease, if a Prime Mortgagee shall have requested a New Lease and be entitled to a New Lease under this Article 20, Landlord shall not cancel any Sublease or accept any cancellation, termination or surrender of a Sublease (unless such termination shall be effected as a matter of law upon the termination of this Lease, in which case such Sublease shall, at New Tenant's option, be reinstated upon execution of the New Lease) without the consent of such Prime Mortgagee.


21.      INTERACTION OF MORTGAGES WITH OTHER ESTATES AND PARTIES.

         21.1 Prime Mortgages and Fee Mortgages. A Prime Mortgage shall not encumber or in any other way affect the Fee Estate or affect, limit or restrict Landlord's rights and remedies under this Lease except as expressly provided in this Lease. Any Fee Mortgage made by Landlord at any time shall be subject to this Lease. Any Fee Mortgagee, and in the event of a foreclosure of a Fee Mortgage or delivery of a deed in lieu of such foreclosure, the Fee Mortgagee or grantee or successful bidder at the foreclosure sale, shall succeed only to the Fee Estate, subject to this Lease (whether this Lease [or a New Lease in substitution therefor] is at the time held by Tenant or by a Prime Mortgagee as New Tenant or pursuant to foreclosure, delivery of an assignment in lieu of foreclosure, or otherwise). Upon a foreclosure under a Prime Mortgage or delivery of an assignment of this Lease in lieu of foreclosure under a Prime Mortgage, the Prime Mortgagee shall succeed only to the Leasehold Estate, and any such foreclosure or assignment in lieu of foreclosure shall not affect the Fee Estate (subject to this Lease) or the rights of any Fee Mortgagees as against Landlord or the Fee Estate (which shall in all events remain subject to this Lease).

         21.2 Prime Mortgagee's Agent. Any Prime Mortgagee that is an Institutional Lender may exercise its rights (including Mortgagee's Cure Rights and the right to obtain a New Lease) under this Lease, or perform any action permitted to be taken by a Prime Mortgagee under this Lease, through a Prime Mortgagee's Agent. A Prime Mortgagee's Agent shall be entitled to all the rights, privileges, and protections of Prime Mortgagees under this Lease.

         21.3 Interaction Between Lease and Prime Mortgage. If a Prime Mortgagee's Prime Mortgage limits such Prime Mortgagee's exercise of any rights and protections provided for in

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



this Lease, then as between Tenant and such Prime Mortgagee the terms of such Prime Mortgage shall govern. Tenant's default as mortgagor under a Prime Mortgage shall not constitute a Default under this Lease except to the extent that Tenant's actions or failure to act in and of itself constitutes a Default under this Lease.

         21.4 Conflicts Between Mortgagees. If more than one Prime Mortgagee desires to exercise Mortgagee's Cure Rights or the right to obtain a New Lease, or if more than one Prime Mortgagee or more than one Fee Mortgagee desires to exercise any other right or privilege provided for Mortgagees under this Lease, then the party against whom such rights or privileges are to be exercised shall be required to recognize either: (a) only the Fee Mortgagee or Prime Mortgagee, as applicable, that desires to exercise such right or privilege and whose Fee Mortgage or Prime Mortgage, as applicable, is most senior in lien (as against other Mortgages of its type [Fee or Prime, as applicable]) or (b) such other Fee Mortgagee or Prime Mortgagee, as applicable, as has been designated in writing by all Fee Mortgagees or Prime Mortgagees, as applicable, to exercise such right or privilege. Priority of Mortgages shall be conclusively evidenced either by
(a) the report or certificate of a title insurance company licensed to do business in the State; or (b) joint written instructions of all Prime Mortgagees and/or fee mortgagees, as applicable; or (c) order of court of competent jurisdiction.

         21.5 No Merger. Without the written consent of Landlord, Tenant, and all Mortgagees, the Fee Estate and the Leasehold Estate shall remain distinct and separate estates and shall not merge, notwithstanding the acquisition of both the Fee Estate and the Leasehold Estate by Landlord, Tenant, any Mortgagee, or a third party, whether by purchase or otherwise.


22.      BANKRUPTCY.

         22.1 Affecting Tenant. If Tenant (as debtor in possession) or a trustee in bankruptcy for Tenant rejects this Lease in connection with any proceeding involving Tenant under the United States Bankruptcy Code or any similar state or federal statute for the relief of debtors (a "Bankruptcy Proceeding"), then Landlord agrees for the benefit of each and every Prime Mortgagee that such rejection shall be deemed Tenant's assignment of the Lease and the Leasehold Estate to Tenant's Prime Mortgagee(s), in the nature of an assignment in lieu of foreclosure. Upon such deemed assignment, this Lease shall not terminate and each Prime Mortgagee shall continue to have all the rights of a Prime Mortgagee under this Lease as if the Bankruptcy Proceeding had not occurred, unless such Prime Mortgagee shall reject such deemed assignment by Notice to Landlord within thirty (30) days after receiving Notice of the rejection of this Lease in Bankruptcy Proceedings. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the deemed assignment provided for in place of rejection of this Lease, then Tenant's Prime Mortgagees shall continue to be entitled to a New Lease as provided in Article 20 of this Lease.

         In the event of an assignment by operation of law or otherwise in a Bankruptcy Proceeding, if Landlord does not or is not permitted to terminate this Lease, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, covenants

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



and conditions of this Lease, which shall include but not be limited to, assumption of all of the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to the Landlord:

                  (a) the assignee has sufficient capital to pay the Rent and other amounts due under the Lease for the entire Term or actually pays the Default Substitute Percentage Rent or the Approved Substitute Rent, as the case may be, and performs the other obligations of Tenant under this Lease;

                  (b) the assignee either (i) holds all Government licenses, permits and approvals necessary to operate the Premises in accordance with this Lease; or (ii) is diligently pursuing the obtaining of such licenses, permits and approvals, none of which have been permanently denied; and

                  (c) the assignee is not a Prohibited Person (Tenant).

         22.2 Affecting Landlord. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord rejects this Lease in connection with any Bankruptcy Proceeding involving Landlord, then:

         22.2.1 Tenant's Election. Tenant shall not have the right to elect to treat this Lease as terminated except with the prior written consent of each and every Prime Mortgagee whose recorded Prime Mortgage requires such consent by the applicable Prime Mortgagee.

         22.2.2 Continuation of Lease. If Tenant does not properly elect to treat this Lease as terminated, then this Lease shall continue in effect without change upon all the same terms and conditions as are set forth in this Lease, including provisions relating to Rent and New Leases. Thereafter, Tenant and its successors (including Prime Mortgagees) shall be entitled to offset against Rent any damages arising from such rejection, including but not limited to attorneys' fees and expenses reasonably incurred in connection with the rejection of this Lease and adjustment of the parties' subsequent rights and duties among themselves, in accordance with applicable law governing the Bankruptcy Proceeding, and any such offset properly made shall not be a Default. If Tenant claims a greater offset than the offset to which Tenant is lawfully entitled, then the taking of such excessive offset by Tenant shall constitute a Monetary Default as to which Tenant and Prime Mortgagees shall be entitled to Notice and opportunity to cure as provided in this Lease.

         22.2.3 Assumption of Lease. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord moves to assume this Lease or provides for assumption of this Lease in any Bankruptcy Proceeding involving Landlord, Tenant shall, in addition to all its other rights and remedies, be compensated promptly for all costs and expenses (including but not limited to attorneys' fees and expenses) resulting from or reasonably incurred in connection with the proceedings involving assumption (whether or not such assumption is granted or confirmed), any subsequent proceedings to assign the Lease to another or to reject the Lease, enforcement of rights to cure and to compensation for damages resulting from a

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



breach of the Lease, and adjustment of the parties' subsequent rights and duties among themselves.

         22.2.4 Continuation of Prime Mortgages. The lien of any Prime Mortgage that was in effect before the rejection of this Lease shall extend to Tenant's continuing possessory rights with respect to the Premises following such rejection, with the same priority as it would have enjoyed had such rejection not taken place.


23.      QUIET ENJOYMENT.

         There shall be no express or implied covenant of quiet enjoyment by Landlord under this Lease, except for acts or omissions of Landlord itself.

24.      FORCE MAJEURE.

         Tenant's obligation to perform or observe any term, condition, covenant or agreement on Tenant's part to be performed or observed pursuant to this Lease (other than Tenant's obligation to pay any item of Rent when due) shall be suspended during such time as such performance or observance is prevented or delayed by reason of any Unavoidable Delay.


25.      ACCESS.

         Landlord and its agents, representatives and designees shall have the right to enter the Premises and the Shoreside Complex upon reasonable notice to Tenant during regular business hours, and in accordance with Tenant's or Subtenant's reasonable instructions, for the purpose of curing Tenant's or Subtenant's Defaults (provided that Landlord shall have given Tenant or Subtenant prior Notice of such Default in accordance with this Lease) or for purposes relating to the mortgaging or sale of the Fee Estate in compliance with this Lease. In entering the Premises or the Shoreside Complex pursuant to this Article, Landlord and its authorized individuals shall not unreasonably interfere with the conduct of operations thereon by Tenant or any Subtenant and shall comply with Tenant's and such Subtenant's reasonable security procedures.


26.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.

         26.1 Landlord's Option. If Tenant shall at any time fail to make when required under the Lease any payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) Business Days' Notice to Tenant, or with such notice (if any) as is reasonably practicable under the circumstances, in case of an emergency, and without waiving or releasing Tenant from any obligation of Tenant or from any default by Tenant and without waiving Landlord's right to take such action as may be permissible under this Lease as a result of such Default, may (but shall be under no obligation to) make such payment or perform such act on Tenant's part to be made or performed pursuant to this Lease. Landlord may enter upon the Premises for such purpose, and take all such action on the Premises, as may be reasonably necessary under the circumstances, but in doing so shall not interfere with the conduct of operations on the Premises by Tenant or any Subtenant and shall comply with Tenant's or Subtenant's reasonable security procedures.

         26.2 Reimbursement by Tenant. All reasonable sums paid by Landlord and all costs and expenses reasonably incurred by Landlord, together with reasonable attorneys' fees, in connection with the exercise of Landlord's cure rights under
Section 26.1, shall constitute Additional Rent. Tenant shall pay such Additional Rent together with interest thereon at the Default Rate within thirty (30) days after Landlord's demand accompanied by evidence reasonably establishing such costs and expenses in accordance with this Lease.


27.      DEFAULT BY TENANT; REMEDIES.

         27.1 Definition of Event of Defaults. The term "Event of Default" shall mean and refer to the occurrence of any one or more of the following circumstances:

         27.1.1 Players' Lease Default. If the occupant of Players' Premises shall have failed to pay Percentage Rent or Substitute Percentage Rent as and when due in accordance with this Lease, or any other Event of Default (as defined in the Players Lease) shall occur under the Players Lease.

         27.1.2 Monetary Default. If any other Monetary Default shall occur and the Monetary Default shall continue for sixty (60) days after Landlord has given Tenant Notice of such Monetary Default, specifying in reasonable detail the amount of money required to be paid by Tenant and the nature of such payment, provided however that if Tenant shall fail on more than two occasions in any Percentage Rent Year to make payment of or cause the occupant of Players' Premises to make payment of Percentage Rent before Landlord gives such Notice (whether or not such payment was made within the aforesaid cure period), the notice and cure period for subsequent payments due hereunder within such Percentage Rent Year and the next Succeeding Percentage Rent Year shall be shortened to ten (10) days.

                  27.1.3 Operating Covenant Defaults. If Tenant, or the occupant of Players' Premises breaches the provisions of Section 7.2 hereof voluntarily (a "Voluntary Operating Covenant Default") or if Tenant or such occupant is denied (a "Governmental Denial") the necessary Government licenses, permits, certificates or approvals (collectively "Licenses and Approvals") of the Missouri Gaming Commission or any other Government agency to operate the Players Premises and such denial is not rescinded or revoked within seventy-two
(72) hours or, if any application for Licenses and Approvals is rejected or if any Licenses and Approvals are rescinded, revoked or suspended for more than seventy-two (72) hours (an "Involuntary Operating Covenant Default") and in the case of a Voluntary Operating Covenant Default such Voluntary Operating Covenant Default is not remedied within thirty (30) days after Landlord has given Tenant notice of such Voluntary Operating Covenant Default in reasonable detail (the "Voluntary Operating Covenant Cure Period") and in the case of an Involuntary Operating Covenant Default such Involuntary Operating Covenant Default is not remedied within the "Appeal Period" (hereinafter defined) (the "Involuntary Operating Covenant Cure Period") provided in the case of a Voluntary Operating Covenant Default or

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



an Involuntary Operating Covenant Default Tenant or such occupant is paying Landlord Default Substitute Percentage Rent during the Voluntary Operating Covenant Cure Period or the Involuntary Operating Covenant Cure Period, as the case may be, subject to the right of a Prime Mortgagee or leasehold mortgage of such occupant to extend the Voluntary Operating Covenant Cure Period or Involuntary Operating Covenant Cure Period, as the case may be, in order to substitute another operator of the Premises, so long as such Mortgagee pays Landlord Default Substitute Percentage Rent and performs the other obligations under this Lease or the applicable Sublease. For purposes hereof, the "Appeal Period" shall be the period during which Tenant or such occupant in good faith and with due diligence pursues a final non-appealable determination concerning the validity of a Governmental Denial. In the event there is an Operating Covenant Default, Tenant hereby assigns to Landlord all of Tenant's rights to enforce like obligations under Section 29.1.3. of the Players' Lease and any other Sublease of Players' Premises in Landlord's own name or in the name of Tenant and all other remedies of Tenant upon the occurrence of an Operating Covenant Default afforded Tenant under the Players' Lease. A Voluntary Operating Covenant Default and an Involuntary Operating Covenant Default are collectively referred to herein as an "Operating Covenant Default".

         27.1.4 Non-Monetary Default. If any other Non-Monetary Default shall occur and the Non-Monetary Default shall continue and not be remedied by Tenant within ninety (90) days after Landlord shall have delivered to Tenant a Notice describing the same in reasonable detail, or, in the case of a Non-Monetary Default that cannot with due diligence be cured within ninety (90) days from such Notice, if Tenant shall not (x) within ninety (90) days from Landlord's Notice advise Landlord of Tenant's intention to take all reasonable steps necessary to remedy such Non-Monetary Default, (y) duly commence the cure of such Non-Monetary Default within such period, and then diligently prosecute to completion the remedy of the Non-Monetary Default and (z) complete such remedy within a reasonable time under the circumstances.

         27.1.5 Reciprocal Easement Default. An Event of Default (as defined in the Reciprocal Easement Agreement) shall occur under the Reciprocal Easement Agreement.

         27.2 Remedies. Subject to the provisions of Section 27.2.1 hereof, upon occurrence of an Event of Default, Landlord may exercise any or all of the following remedies, and any other remedies provided for under this Lease or available by law, all of which shall be cumulative and all of which shall be subject to the rights of Prime Mortgagees under this Lease: (a) Landlord shall have the right (unless such Event of Default is caused solely by the acts or omissions of HMHC) to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages against Tenant for breach of this Lease; and/or (b) Landlord may give Tenant a notice of intention to end the Term at the expiration of thirty (30) days from the date of service of such notice of intention. Upon the expiration of such thirty (30) day period, unless Tenant shall have cured the Event of Default that gave rise to such notice, this Lease, the Leasehold Estate and the Term shall terminate and Landlord shall retake possession of the Premises and all rights of Tenant shall come to an end with the same effect as if that day were the expiration date of this Lease. Tenant shall peaceably and quietly yield up and surrender to Landlord the Premises.

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




         27.2.1 Assignment of Remedies. Notwithstanding any provision to the contrary in this Section 27.2 or elsewhere in this Lease, until such time as the Players' Lease is terminated, Landlord's sole remedy upon the occurrence of (a) a Monetary Default by Tenant relating to the payment of Percentage Rent or Substitute Percentage Rent and/or (b) an Operating Covenant Default, shall be to pursue Tenant's remedies under the Players' Lease or any other Sublease of Players' Premises, which remedies Tenant hereby assigns to Landlord.

         27.3 Re-entry. Upon the occurrence of an Event of Default, this Lease, at the option of Landlord, shall be terminated and Landlord or Landlord's agents and employees may (to the extent permitted by law and subject to the rights of Prime Mortgagees under this Lease) re-enter the Premises, or any part of the Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force (to the extent permitted by Laws of the State) or otherwise, without being liable to indictment, prosecution or damages, and may repossess the same, and may remove any individual from the Premises, all so that Landlord may have, hold and enjoy the Premises.

         27.4 Damages. In addition to Landlord's other remedies hereunder, if Landlord terminates this Lease by reason of an Event of Default, Tenant shall be liable to Landlord for an amount equal to the excess of (A) the present value as of the date of termination of all installments of Rent through the end of the Term [the amount of Rent to be based upon the average annual Rent paid hereunder for the immediately preceding two (2) years, or if less than two (2) years of the Term has elapsed, based upon the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) per year], such present value to be computed using a reasonable per annum discount rate, compounded semiannually, from the respective dates upon which such Rent would be paid, over (B) the present value as of such termination date of the fair market rental value of the Premises through the end of the Term (such fair market rental value shall be reduced to the extent that Tenant and/or any Subtenant fails to surrender its applicable gaming license to the Missouri Gaming Commission and fails to cooperate with Landlord's application to obtain a new gaming license on termination and thereupon a non-gaming use of the Premises [or portion thereof for which a gaming license is not so surrendered] shall be assumed). Such fair market rental value of the Premises is to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an arbitration as provided herein. Such present value is to be computed using a reasonable per annum discount rate mutually agreed upon by Landlord and Tenant or, if they cannot agree within ten (10) days, by arbitration as provided herein, compounded semiannually, from the respective dates upon which such Rent would be paid. The above damages shall be reduced by any damages paid to Landlord pursuant to the provisions of the Players' Lease. Landlord shall have no general duty to mitigate the aforesaid damages, but Landlord shall be required to negotiate in good faith with a proposed successor to Tenant which meets the criteria set forth on Exhibit G hereto and which is willing to assume all obligations of Tenant or Tenant's Affiliate under the Joint Venture Agreement and to execute and deliver to Landlord a Lease which is in form identical to this Lease including, without limitation, the same Percentage Rent payable hereunder with the exception of modifications necessitated by the change in the identity of Tenant.

         27.5 Injunctive Relief. In the event of any breach or threatened breach by Tenant of any Lease covenants or agreements, Landlord shall be entitled to enjoin such breach or

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



threatened breach. The provisions of this Section shall be construed so as to be consistent with the Law of the State so that remedies of Landlord described in this Lease shall be available to the full extent but only to the extent that they are not invalid or unenforceable under the Law of the State.

         27.6 Pending Dispute Regarding Event of Default. Notwithstanding anything to the contrary in the foregoing remedies provided for Landlord under this Lease, if Tenant shall have given Landlord Notice before termination of this Lease that Tenant contests Landlord's determination that an Event of Default has occurred, then Landlord shall not disturb Tenant's possession of the Premises, Tenant shall be entitled to remain in possession of the Premises under this Lease, and the Term shall be deemed to continue, so long as Tenant: (a) continues to pay Landlord the Rent (and to escrow the disputed portion of any Rent into an escrow account established and managed in the manner set forth in Section 3.2); and (b) continues to perform such other obligations under this Lease as are not in dispute; and (c) is prosecuting appropriate judicial proceedings to prevent Landlord from terminating this Lease. If the Subtenant occupying Players' Premises is contesting the same event under the Players' Lease or any other Sublease of Players' Premises then Tenant shall not be entitled to independently invoke this Section, and the outcome of such contest shall be determinative of rights under this Lease.

         27.7 Arbitration. Upon the occurrence of a Non-Monetary Default or a Monetary Default, the amount of which is disputed by Tenant, Tenant may, by written notice to Landlord, elect an arbitration which shall be conducted in accordance with the following procedures:

         27.7.1 Voluntary Appointment. Landlord and Tenant shall appoint a single Qualified Arbitrator who is not affiliated with either Landlord or Tenant. Such Qualified Arbitrator shall render a decision within thirty (30) days of such appointment.

         27.7.2 Appointment by Arbitrators. If Landlord and Tenant cannot agree on a single Qualified Arbitrator within twenty (20) days after an election to submit the matter to arbitration, then Landlord and Tenant shall each appoint one Qualified Arbitrator within ten (10) days following such twenty (20) day period. The two appointed Qualified Arbitrators shall within ten (10) days of such referral appoint a third Qualified Arbitrator, and if such Qualified Arbitrators are not able to agree on such third Qualified Arbitrator, then, on five (5) days' notice in writing to the other Qualified Arbitrator, either Qualified Arbitrator shall apply to the branch of the American Arbitration Association in St. Louis, Missouri to designate and appoint such third Qualified Arbitrator. The three Qualified Arbitrators shall reach a decision within twenty
(20) days after the appointment of the third Qualified Arbitrator.

         27.7.3 Failure to Appoint. If either Landlord or Tenant fails to appoint a Qualified Arbitrator, then the single Qualified Arbitrator designated by the other party shall act as the sole Qualified Arbitrator and shall be deemed to be the unanimously approved Qualified Arbitrator to resolve such dispute. The decision and award of such sole Qualified Arbitrator shall be binding upon the parties.


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



         27.7.4 Fees and Expenses. The fees and expenses of the Qualified Arbitrators shall be paid by the party whose position is not adopted by the Qualified Arbitrators. The award of any Qualified Arbitrators made in accordance with this Section shall be binding on the parties and enforceable in any court of competent jurisdiction.

         27.7.5 Proceedings. All proceedings by the Qualified Arbitrators shall be conducted in accordance with the Uniform Arbitration Act as enacted in the State of Missouri, except to the extent the provisions of such Act are modified by this Lease or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted in St. Louis, Missouri.

         27.7.6 Arbitration Decisions. In all arbitration proceedings submitted to any Qualified Arbitrators, the Qualified Arbitrators shall be required to agree upon and approve the substantive position advocated by one party with respect to each disputed item. The Qualified Arbitrator(s) shall exclusively determine whether a particular dispute falls within the scope of their authority.

         There shall be no right to submit a matter to arbitration under this Lease in the event such matter has been or is being arbitrated in accordance with the terms of the Joint Venture Agreement or the Players' Lease, in which case, the outcome of such other arbitration shall be determinative of rights under this Lease.


28.      TERMINATION.

         28.1 Rights on Termination. Upon the Termination Date, all improvements constituting part of or located on the Premises [other than, subject to the provisions of Section hereof, (i) the portion of any signs bearing any Subtenant's trademarks, servicemarks or other marks owned by a Subtenant, which such Subtenant may remove within thirty (30) days after the Termination Date;
(ii) Tenant's Property that is not affixed to the Premises; and (iii) Gaming Equipment shall become Landlord's property unless Landlord requires the Restoration (hereinafter defined) as hereinafter provided and Landlord and Tenant shall have the rights and obligations set forth in this Article.

         28.2 Possession. Unless Landlord elects for Tenant to undertake the Restoration, Tenant shall deliver to Landlord possession of the Premises, in its then current condition and state of repair, unless the Termination Date occurs by reason of Casualty or Condemnation whereupon Tenant shall deliver to Landlord possession of the Premises or proceeds of Condemnation, as the case may be, in accordance with the provisions of Section 14.2 or Section 15.1 hereof, as applicable.

         28.3 Documentation. If possession of the Premises and/or Shoreside Complex are being returned to Landlord without the Restoration, Tenant shall deliver to Landlord copies or originals of all contracts which shall be terminated at its sole cost and expense on the Termination Date unless otherwise elected, maintenance and service records, plans, specifications, manuals and all other papers and documents that may be necessary or appropriate for the proper operation and management of the Shoreside Complex.

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         28.4 Miscellaneous Assignments. If possession of the Premises and/or
Shoreside Complex are being returned to Landlord without the Restoration, Tenant shall assign to Landlord, without recourse, all assignable licenses and permits affecting the Premises and all assignable contracts, warranties and guarantees then in effect relating to the Shoreside Complex.

         28.5 Termination of Memorandum of Lease. If the parties shall have entered into and recorded a Memorandum of Lease, then they shall enter into a memorandum, in recordable form reasonably satisfactory to both parties, terminating the Memorandum of Lease.

         28.6 Restoration. If Landlord so elects, Landlord may require Tenant (to such extent as Landlord may reasonably require) as of the Termination Date, at Tenant's sole cost and expense, to demolish all improvements on the Premises and restore the Premises as nearly as possible to their condition prior to the construction of the Shoreside Complex (the "Restoration").

         28.7 Personal Property and Equipment. Even if Tenant is not required to effect the Restoration, Tenant shall remove or cause Subtenants to remove all Tenant's Property that is not attached to the Premises. Landlord shall be entitled at its option to assume Tenant's or Subtenant's rights under any leases of Gaming Equipment (which Tenant hereby agrees to assign or caused to be assigned to Landlord). Landlord shall also be entitled at its option to purchase any personal property or equipment that Tenant and/or Subtenants are required to remove pursuant to this Section (other than personal property or equipment bearing any trademark, service mark or other mark owned by a Subtenant or any other affiliate or subsidiary of Subtenant) at its then fair market value, payment to be made by certified check on the Termination Date. Tenant's Property not removed from the Premises at or within thirty (30) days after the Termination Date shall be deemed abandoned and become property of Landlord, without the necessity of any payment from Landlord, and Tenant shall remain liable for the cost of removal of such property and for the cost of repair of any damage to the Shoreside Complex occasioned thereby.


29.      NO BROKER.

         Neither Landlord nor Tenant has engaged the services of a broker, finder or agent in this transaction as it relates to the Premises, and neither has employed, nor authorized any other Person to act in such capacity. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any and all claims, losses, liabilities, damages or expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements incurred in the enforcement of this indemnity) suffered or incurred by the other party as a result of a claim brought by a Person engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party. The foregoing representation, warranty and indemnity shall survive the expiration or earlier termination of this Lease.



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30.      WAIVERS.

         30.1 No Waiver by Silence. Failure to complain of any act or omission shall not be deemed a waiver of any of rights under this Lease. No waiver, express or implied, of any breach of any provision of this Lease shall be effective unless set forth in writing signed by the waiving party or be a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

         30.2 Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY OR STATUTORY REMEDY WITH RESPECT TO THE FOREGOING.


31.      MEMORANDUM OF LEASE.

         The parties shall, contemporaneously herewith, execute, acknowledge and deliver duplicate originals of a recordable memorandum of lease (the "Memorandum of Lease") in the form of Exhibit H.


32.      ESTOPPEL CERTIFICATES.

         32.1 Rights of Each Party. Upon not less than ten (10) Business Days' prior written request (an "Estoppel Certificate Request") by either party to this Lease (the "Requesting Party"), the other party to this Lease (the "Certifying Party") shall execute, acknowledge and deliver to the Requesting Party (or directly to a third party whose name and address are provided by the requesting party [a "Third Party"]) up to four original counterparts of an Estoppel Certificate. An Estoppel Certificate Request shall not be valid unless accompanied by a certificate by the Requesting Party that to the best of the Requesting Party's knowledge the proposed form of Estoppel Certificate is substantially correct and omits no material information required to be disclosed in such Estoppel Certificate. Any Estoppel Certificate may be relied upon by any Third Party to whom an Estoppel Certificate is required to be directed.


33.      MISCELLANEOUS.

         33.1 Reasonableness. Wherever this Lease states that approval by either party shall not be unreasonably withheld: (a) such approval shall not be unreasonably delayed or conditioned; and (b) no withholding of approval shall be deemed reasonable unless withheld by Notice specifying reasonable grounds, in reasonable detail, for such withholding of

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approval. Where reasonableness is not specified as the standard for action, a party may act in its sole discretion.

         33.2 Documents in Recordable Form. Wherever this Lease requires either party to deliver to the other a document in recordable form, both parties shall be deemed to have consented to the recording of such document, at the sole expense of the party that elects to record it.

         33.3 Further Assurances. Each party agrees to execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties with respect to Tenant's leasing of the Premises from Landlord, as set forth in this Lease. Without limiting the generality of this Section, upon request at any time or from time to time either party shall execute and deliver to the other: (a) additional counterparts of this Lease or any related documents, provided such additional counterparts are prepared at the expense of the party requesting them; and (b) such documentation as any title insurance company shall require to evidence such matters as due formation, authorization and execution of the Lease on the part of the party of whom the request is made.

         33.4 No Third Party Beneficiaries. Nothing in this Lease shall be deemed to confer upon any Person (other than Landlord, Tenant, Prime Mortgagees or Fee Mortgagees) any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by either party of its obligations under this Lease.

         33.5 Interpretation. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Lease. The parties have both participated substantially in the negotiation, drafting and revision of this Lease with representation by counsel and such other advisers as they have deemed appropriate. Material in brackets constitutes parenthetical material within other parenthetical material and is intended to be part of this Lease.

         33.6 Captions. The captions of this Lease are for convenience and reference only and in no way affect this Lease.

         33.7 Cumulative Remedies. Except when expressly otherwise provided, the remedies to which either party may resort under this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled in the event of any breach or threatened breach by the other party of any provision of this Lease.

         33.8 Right of Injunction. In the event of a breach by either party of any of its obligations under this Lease, the other party shall have the right to obtain an injunction, in addition to the rights and remedies provided for under this Lease.

         33.9 Entire Agreement. This Lease contains all the terms, covenants and conditions relating to Tenant's leasing of the Premises.


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         33.10 Amendment. Any modification or amendment to this Lease must be in writing signed by Landlord and Tenant and consented to by any Prime Mortgagee(s) and Fee Mortgagee(s) having the right to consent to amendments or modifications of this Lease pursuant to the terms of this Lease. Modifications or amendments of this Lease executed by either party may be exchanged and delivered by facsimile transmission, and shall be effective upon such transmission. The parties shall promptly exchange original signature counterparts of amendments executed by either party and initially exchanged and delivered by facsimile transmission.

         33.11 Partial Invalidity. If any term or provision of this Lease or the application of such term or provision to any party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity, and each remaining term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         33.12 Successors and Assigns. This Lease shall bind and benefit Landlord and Tenant and their successors and assigns, but the foregoing shall not limit or supersede any Transfer restrictions contained in this Lease.

         33.13 Governing Law. This Lease and its interpretation and performance shall be governed, construed and regulated by the laws of the State, without regard to principles of conflict of laws.

         33.14 Obligation to Perform. Wherever this Lease requires either party to perform any obligation, such party shall be entitled to discharge such obligation by causing it to be performed by some other person, but the foregoing shall in no way limit, restrict or excuse Landlord's or Tenant's obligations under this Lease or the restrictions on assignment, conveyance or transfer contained in this Lease.

         33.15 Counterparts. This Lease may be executed in counterparts, each of which shall constitute one and the same agreement.

         33.16 Time Periods. Whenever this Lease requires either party to perform any action within a specified period, or requires that a particular event occur within a specified period, if the last day of such period is not a Business Day, then the period shall be deemed extended through the close of business on the first Business Day following such period as initially specified. This Section shall in no event delay or defer the effective date of any Rent adjustment or the commencement of any period with respect to which interest on a payment shall accrue.

         33.17 Rule Against Perpetuities. If the rule against perpetuities or any rule of law with respect to restrictions on the alienation of property or any other rule of law shall limit the time when any event contemplated by this Lease may occur, the happening of such event shall not be impaired within any period permitted by such rule. Such period with respect to the rule against perpetuities shall expire upon the expiration of twenty (20) years after the death of the last survivor of the following individuals:

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                    Emily Rosenberg of Memphis, Tennessee
                    Dylan Loveland of Memphis, Tennessee
                    Dylan Buffalo of Germantown, Tennessee

         The intent of this provision is to allow to the maximum extent permissible by an applicable rule of law the occurrence of any event contemplated by this Lease.

         33.18 No Agency or Partnership. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Tenant and Landlord.


34.      NOTICES.

         All Notices and other communications required or permitted to be given or delivered hereunder shall be in writing, addressed to Landlord or Tenant at the addresses set forth below or at such other address as Landlord or Tenant may designate by notice given to the other party in the manner herein provided, and shall be deemed to have been given (a) on the date received if given by United States mail, postage prepaid, registered or certified, return receipt requested, or (b) on the date delivered if given by personal delivery or recognized overnight courier service, provided that delivery is acknowledged in writing by the receiving party or employee of such party:

             Landlord:

                              HARRAH'S MARYLAND HEIGHTS LLC
                              c/o  Harrah's Entertainment, Inc.
                              1023 Cherry Road
                              Memphis, Tennessee  38117
                              Attention:  General Counsel
                              Fax No.:  (901) 762-8776

             with a copy to:

                              HARRAH'S ENTERTAINMENT, INC.
                              1023 Cherry Road
                              Memphis, Tennessee  38117
                              Attention:  Corporate Secretary
                              Fax No.:  (901) 762-8735


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             Tenant:

                              RIVERSIDE JOINT VENTURE
                              c/o Players International, Inc.
                              3900 Paradise Road, Suite 135
                              Las Vegas,NV  89109
                              Attention:  General Counsel
                              Fax No.:  (702) 792-9843

              with a copy to:

                              Horn, Goldberg, Gorny, Daniels, Plackter & Weiss Suite 500 Citicenter Building
                              1300 Atlantic Avenue
                              Atlantic City, NJ  08401-7278
                              Attention:  Melvyn J. Tarnopol, Esq.
                              Fax No.:  (609) 348-6834


35.      GAMING LICENSE.

         Landlord shall undertake to obtain and shall maintain all gaming licenses and approvals required by the State to enable Landlord to receive the Percentage Rent.


36.      RECIPROCAL EASEMENT AGREEMENT.

         The parties shall, contemporaneously herewith, execute, acknowledge and deliver the Reciprocal Easement Agreement.


37.      JOINT VENTURE AGREEMENT.

         Landlord acknowledges that the Joint Venture Agreement provides for the purchase of the Fee Estate in connection with the buyout by Players of HMHC's interest under the Joint Venture Agreement for an amount equal to the greater of
(i) the cost of the Fee Estate or (ii) fair market value of the Fee Estate and should the Fee Estate become vested in a person or entity other than Landlord such person or entity shall be bound by this Lease pursuant to the provisions of the Joint Venture Agreement to consummate such sale to Players.

38.      SURVIVAL.

         The obligations of the Tenant and Landlord herein which are not fully performed upon the expiration or termination of this Lease shall survive such expiration or termination hereof.


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


         THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the Commencement Date.

                              "Landlord"

                               HARRAH'S MARYLAND HEIGHTS LLC


                               By:  /s/ William S. Rosenberg
                               -----------------------------
                                        William S. Rosenberg,
                                        Authorized Representative


                              "Tenant"

                               RIVERSIDE JOINT VENTURE

                               BY:      PLAYERS MH, L.P., General Partner

                                        BY:      PLAYERS MARYLAND
                                                 HEIGHTS, INC., Its General
                                                 Partner


                                                 By:  /s/ Steven P. Perskie
                                                 --------------------------
                                                          Steven P. Perskie,
                                                          Secretary

                                BY:      HARRAH'S MARYLAND HEIGHTS
                                        CORPORATION, General Partner


                                By:  /s/ William S. Rosenberg
                                -----------------------------
                                         William S. Rosenberg,
                                         Authorized Representative


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